SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

P. H. GLATFELTER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

P. H. GLATFELTER COMPANY
96 South George Street, Suite 500
York, Pennsylvania 17401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

April 27, 2005

TO THE SHAREHOLDERS:

The 2005 Annual Meeting of the Shareholders of P. H. Glatfelter Company, a Pennsylvania corporation, will be held at the York Expo Center, 334 Carlisle Avenue, York, Pennsylvania, in the White Rose Room, on Wednesday, April 27, 2005, at 10:00 AM, to consider and act upon the following items:

•	the election of two members of the Board of Directors to serve for three-year terms expiring in 2008;

•	a proposal to approve the 2005 Long-Term Incentive Plan;

•	a proposal to approve the 2005 Management Incentive Plan; and

•	such other business as may properly come before the Meeting.

Only holders of record of the Company’s common stock at the close of business on March 2, 2005, will be entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you currently plan to attend the Meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote in person at the Meeting, even though you had previously submitted a proxy card.

JENNIFER C. DEITCHMAN
Assistant Secretary

March 30, 2005

P. H. GLATFELTER COMPANY

PROXY STATEMENT

     The accompanying proxy is being solicited by the Board of Directors (the “Board”) of P. H. Glatfelter Company (the “Company”), 96 South George Street, Suite 500, York, Pennsylvania 17401, in connection with the 2005 Annual Meeting of the Shareholders of the Company (the “Annual Meeting” or “Meeting”) to be held on Wednesday, April 27, 2005. This proxy statement and the accompanying proxy card are being mailed to the Company’s shareholders on or about March 30, 2005.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and act upon the following items:

•	the election of two members of the Board of Directors to serve for three-year terms expiring in 2008;

•	a proposal to approve the 2005 Long-Term Incentive Plan;

•	a proposal to approve the 2005 Management Incentive Plan; and

•	such other business as may properly come before the Meeting.

In addition, the Company’s management will report on the Company’s business during the year ended December 31, 2004, and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company’s common stock at the close of business on the record date, March 2, 2005, are entitled to receive notice of, and to vote at, the Meeting. Each holder of the Company’s common stock is entitled to one vote per share owned of record on all business presented at the meeting, except that shareholders have cumulative voting rights with respect to electing Directors. Cumulative voting means that each shareholder is entitled to as many votes in electing Directors as is equal to the number of his or her shares of common stock multiplied by the number of Directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit. The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder, including any exercise of cumulative voting rights through the distribution of votes among the nominees as indicated on the proxy card. Absent such designation, the proxy holders may use their discretionary authority to vote as they see fit, including to vote cumulatively.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you specify. If you are a holder of record of the Company’s common stock on the record date and attend the Meeting, you may deliver your completed proxy card or vote in person at the Meeting. Judges of election appointed by the Company will count the votes.

What constitutes a quorum?

A quorum is necessary to permit a particular matter to be considered and acted upon at the Meeting. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The Company had 43,965,207 shares of common stock outstanding on the record date.

What vote is required to elect a Director and to approve a proposal assuming there is a quorum?

Election of Directors. The two nominees for Directors receiving the highest number of votes cast by shareholders will be elected to serve on the Board. Votes withheld (or abstentions) with respect to the election of a Director will not be voted with respect to such Director; accordingly, votes withheld will have no direct effect on the result of the vote, unless the withheld vote is cast for another nominee. Broker non-votes are not counted for purposes of the election of Directors.

Approval of the 2005 Long-Term Incentive Plan. The approval of the 2005 Long-Term Incentive Plan requires that the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the number of votes cast on this proposal. An abstention or a broker non vote with respect to the 2005 Long-Term Incentive Plan proposal will not be counted for voting purposes on this proposal.

Approval of the 2005 Management Incentive Plan. The approval of the 2005 Management Incentive Plan requires the affirmative votes of at least a majority of the number of votes cast on this proposal. An abstention or broker non-vote with respect to the 2005 Management Incentive Plan proposal will not be counted for voting purposes on this proposal.

How does discretionary voting authority apply?

If you sign and return the accompanying proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card. Your shares will then be voted as recommended by the Board.

What is the Board’s recommendation?

The Board recommends a vote:

•	FOR election of its two nominees for Director, Nicholas DeBenedictis and J. Robert Hall, for terms expiring in 2008;

•	FOR approval of the 2005 Long-Term Incentive Plan; and

•	FOR approval of the 2005 Management Incentive Plan.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Company’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. Your authorization of the proxy holders to vote your proxy will be revoked if you attend the Annual Meeting in person and request to change your vote, vote in person or revoke your proxy. Attendance at the Meeting will not by itself revoke a previously granted proxy.

Who bears the cost of solicitation of proxies?

The Company bears the cost of preparing, printing, assembling and mailing this proxy statement and other Board proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s common stock. In addition to the solicitation of proxies by mail, some of the officers and other employees of the Company may solicit proxies personally, by telephone and by other means. These persons receive no special compensation for any solicitation activities.

In addition, the Company has retained the services of Mellon Investor Services LLC to assist the Company in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareholders of the Company. The fees and expenses of that firm in connection with the solicitation are expected to amount to approximately $9,000.

When are shareholder proposals due for inclusion in the proxy statement for the 2006 annual meeting of shareholders?

Proposals that a shareholder would like to present at the 2006 meeting must be submitted to the Company prior to the preparation of the annual proxy statement. To be included in the proxy statement for the Company’s 2006 annual meeting, shareholder proposals must be submitted in writing to the Company’s Secretary no later than November 30, 2005. The Company’s By-laws prescribe the procedures shareholders must follow to bring business before shareholder meetings. To bring matters before the 2006 annual meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limit described above. Such notice must meet the Company’s By-law requirements, and otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of the Company’s By-laws may be obtained free of charge from the Secretary of the Company. No shareholder proposals were submitted to the Company for presentation at the 2005 Annual Meeting.

How can a shareholder nominate Director candidates?

You may recommend nominees for consideration by the Board’s Nominating and Corporate Governance Committee for nomination for election to the Board, provided the recommendation is made in accordance with the procedures described herein and the Company’s By-laws. To nominate a candidate for Director at the 2006 annual meeting, your notice of the nomination must be received by the Company’s Secretary no later than November 30, 2005. The notice must describe various matters regarding the nominee, including name, address, occupation and Company shares held, all as provided by the Company’s By-laws. Copies of the relevant sections of the By-laws may be obtained free of charge from the Secretary of the Company. Shareholder nominations that comply with these procedures will receive the same consideration by the Board’s Nominating and Corporate Governance Committee that all other nominations receive.

OWNERSHIP OF COMPANY STOCK

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding ownership of Glatfelter’s outstanding common stock as of March 2, 2005 (except as otherwise noted) by: (i) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (ii) each director and named executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (“SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, all shares with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

		Number of Shares of
		Common Stock		Percent
Shareholder	Position	Beneficially Owned (1)		of Class
The PNC Financial Services Group, Inc.		5,185,679	(2)	11.80%

Dimensional Fund Advisors Inc.		3,472,600	(3)	7.90%

Barclays Global Investors, NA.		2,938,803	(4)	6.69%

Capital Group International, Inc.		1,606,800	(5)	3.66%

K. A. Dahlberg	Director	10,326	(6)	*

N. DeBenedictis	Director	21,326	(7)	*

G. H. Glatfelter II	Chairman of the Board & CEO	673,985	(8)	1.52%

J. R. Hall	Director	10,326	(9)	*

R. C. Ill	Director	3,506	(10)	*

M. A. Johnson II	Director	28,406	(11)	*

R. J. Naples	Director	10,000	(12)	*

D. C. Parrini	Executive Vice President &
	Chief Operating Officer	61,228	(13)	*

W. A. Ruckenbrod	Vice President - Long
	Fiber & Overlay	17,568	(14)	*

C. M. Smith	Vice President & Treasurer	74,111	(15)	*

R. L. Smoot	Director	17,826	(16)	*

L. C. Stewart	Director	10,326	(17)	*

J. C. van Roden	Executive Vice President &
	Chief Financial Officer	7,333	(18)	*

All directors and executive officers as a group
(15 individuals)		947,271	(19)	2.12%

*	Less than 1%

(1)	For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

(2)	Consists of shares beneficially owned as of December 31, 2004, and includes 4,338,887 shares as to which the PNC Financial Services Group, Inc. (“PNC”) has sole voting authority; 809,792 shares as to which PNC has shared voting authority; 3,114,528 shares as to which PNC has sole investment authority; and 2,039,015 shares as to which PNC has shared investment authority. The amounts specified for shared voting authority and shared investment authority include 240,000 shares held by PNC Bank, National Association (“PNC Bank”) as co-trustee with G. H. Glatfelter II as of March 2, 2005. All shares beneficially owned by PNC are also considered to be beneficially owned by its subsidiary, PNC Bancorp, Inc. and by PNC Bank, a subsidiary of PNC Bancorp, Inc. The address for PNC is Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265.

(3)	Consists of shares beneficially owned, as of December 31, 2004, by Dimensional Fund Advisors Inc. Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over shares that are owned by the Funds. All 3,472,600 shares are owned by the Funds. Dimensional Fund Advisors disclaims beneficial ownership of such shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4)	Consists of shares beneficially owned, as of December 31, 2003, by Barclays Global Investors, NA. and certain other entities, which include “banks” as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and an investment adviser in accordance with Section 240.13d(b)(1)(ii)(E) of the Investment Advisers Act of 1940 filing together. Barclays Global Investors, NA. and the other entities are holding these shares in trust accounts for the economic benefit of the beneficiaries of those accounts. The 2,938,803 shares include 2,658,675 shares with respect to which Barclays Global Investors, NA. and the other entities have sole voting authority and sole investment authority, 500,540 shares beneficially owned by Boston Global Fund Advisors and 85,807 shares beneficially owned by Barclays Global Investors, Ltd. The address of Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, California 94105.

(5)	Consists of shares beneficially owned, as of December 31, 2004, by Capital Group International, Inc. (“CGII”), the parent holding company of a group of investment management companies that hold investment authority over these shares and Capital Guardian Trust Company (“Capital Guardian”). CGII is deemed to have sole voting authority over 1,113,900 of these shares. The investment management companies, which include a “bank” as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. Capital Guardian is deemed to be the beneficial owner of 1,541,600 shares; it is deemed to have sole voting authority as to 1,064,900 of these shares. CGII does not have investment authority or voting authority over any shares and holds them solely for investment purposes in the ordinary course of business. The address for Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(6)	Includes outstanding options to purchase 7,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(7)	Includes outstanding options to purchase 13,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes 7,826 shares held jointly by Mr. DeBenedictis and his spouse.

(8)	Includes outstanding options to purchase 417,256 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes approximately 3,066 shares held by Mr. Glatfelter through the Company’s 401(k) Plan and 240,000 shares held in trust as co-trustee with PNC Bank as to which Mr. Glatfelter disclaims beneficial ownership.

(9)	Includes outstanding options to purchase 7,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(10)	Includes outstanding options to purchase 2,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(11)	Includes outstanding options to purchase 13,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes 1,536 shares held by Mr. Johnson’s wife as to which he disclaims beneficial ownership.

(12)	Includes outstanding options to purchase 9,000 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(13)	Includes outstanding options to purchase 57,470 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes 2,672 shares held by Mr. Parrini through the Company’s 401(k) Plan.

(14)	Includes outstanding options to purchase 17,220 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(15)	Includes outstanding options to purchase 65,777 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes 3,650 shares held by Mr. Smith through the Company’s 401(k) Plan. Mr. Smith’s employment with the Company terminated effective January 31, 2005.

(16)	Includes outstanding options to purchase 13,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(17)	Includes outstanding options to purchase 7,500 shares, which were exercisable as of March 2, 2005, or within 60 days from such date.

(18)	Includes outstanding options to purchase 7,333 shares, which were exercisable as of March 2, 2005, or within 60 days from such date. Also includes 397 shares held by Mr. van Roden through the Company’s 401(k) Plan.

(19)	See Notes 6 through 18. Includes outstanding options to purchase 639,556 shares, which were exercisable as of March 2, 2005 or within 60 days from such date. Also includes 10,268 shares held by executive officers through the Company’s 401(k) Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2004 regarding the Company’s equity compensation plans.

				(c)
	(a)			Number of securities
	Number of securities		(b)	remaining available for
	to be issued upon		Weighted-average	future issuance under
	exercise of		exercise price of	equity compensation
	outstanding options,		outstanding options,	plans (excluding
	warrants and rights		warrants and rights	securities reflected in
Plan Category	(1)		(3)	column (a))
Equity compensation plans approved by security holders	2,314,572		$14.72	1,205,815
Equity compensation plans not approved by security holders	7,042	(2)	N/A	None

Total	2,314,572		$14.72	1,205,815

(1)	Includes 2,098,612 non-qualified stock options, 58,680 performance based restricted stock options and 157,280 restricted stock units.

(2)	Represents unrestricted shares paid to non-employee Directors as part of their annual retainer. In 2001, the Board adopted a program by which the Company’s non-employee Directors would receive a portion of their respective annual retainer fees in shares of the Company’s common stock. From 2002 to December 2004, the Company paid non-employee Directors an annual retainer fee of $18,000, two-thirds of which was paid in shares of the Company’s common stock based on the grant date market price of the shares with the balance paid in cash. The total number of shares issued to the Company’s non-employee Directors under this program in 2004 was 7,042 shares, with one non-employee Director receiving no shares due to his opting to participate in the Directors’ Deferred Compensation Plan. In December 2004, the Board voted to increase the non-employee Directors’ annual retainer fee to $22,000, effective January 1, 2005. The Company’s non-employee Directors will continue to receive shares of the Company’s common stock with a market value on the grant date equal to two-thirds of such fees with the balance paid in cash. Such awards will be made under the 2005 Long-Term Incentive Plan if such plan is approved by the Company’s shareholders at the annual meeting. (See “Corporate Governance and Board of Directors-Director Compensation” below).

(3)	Weighted average exercise price is based on outstanding non-qualified stock option prices only.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Holders”), to file reports of holdings and transactions in the Company’s common stock with the SEC and the NYSE. Based on the Company’s records and other information, the Company believes that, in 2004, its Directors, executive officers and 10% Holders met all applicable filing requirements, except that, on February 1, 2005, George H. Glatfelter II, the Company’s Chief Executive Officer, filed a late Form 4 in connection with the sale of 240,000 shares of the Company’s common stock by a trust of which Mr. Glatfelter is a co-trustee, which shares were sold as part of the underwritten secondary offering of Company common stock described in the Company’s prospectus dated September 21, 2004, that was filed with the SEC (the “Secondary Offering”). Mr. Glatfelter disclaims beneficial ownership of these shares. Mr. Glatfelter was not informed of any further filing requirements associated with the Secondary Offering.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the Company’s shareholders will vote to fill two Director positions, each with three-year terms expiring on the date of the Company’s 2008 annual meeting of shareholders and until their respective successors are elected and qualified. The Board proposes that Nicholas DeBenedictis and J. Robert Hall, who are currently serving as Directors of the Company, be re-elected as Directors for terms expiring in 2008. The nominees have consented to serve if elected to the Board.

If a nominee is unable to serve as a Director at the time of the meeting, an event that the Board does not anticipate, the persons named in the accompanying proxy card will vote for such substitute nominee as may be designated by the Board, unless the Board reduces the number of Directors accordingly.

By letter dated February 21, 2005, M. Alanson Johnson II informed the Company of his intention not to stand for re-election to the Board of Directors at the Company’s Annual Meeting. Mr. Johnson will continue to serve as a member of the Board of Directors and its Finance Committee until the Annual Meeting. The Company’s By-laws will be amended to reduce the number of Directors from nine to eight, effective immediately prior to the Annual Meeting.

Board of Directors

The following table sets forth information as to the nominees and the other persons who are to continue as Directors of the Company after the Annual Meeting. The offices referred to in the table are offices of the Company unless otherwise indicated.

		Year First	Principal Occupation and
		Elected	Businesses During Last Five
Name	Age	Director	Years and Current Directorships

Nominees to be elected for terms expiring in 2008:

Nicholas DeBenedictis	59	1995	Chairman, Chief Executive Officer and Director of Aqua America Corporation (formerly Philadelphia Suburban Corporation), the largest publicly-traded water company in the United States, since May 1993. He also serves as a Director of Met-Pro Corporation and of Exelon Corporation.

J. Robert Hall	52	2002	Chief Executive Officer of Ardale Enterprises LLC since 1998, a private company specializing in acquisition related activities in the food industry. He served as Chairman of PEP Snack Foods, Inc. (a holding company for Wise Foods, Inc., a leading regional snack food company) from 2000 to 2002 and now serves as Vice Chairman and as a Director of Custom Food Products, Inc. and Chung’s Gourmet Foods, Inc. He is also on the Advisory Board of Belmay Inc.

The Board believes that the election of each of the above nominees is in the best interests of the Company and its shareholders and recommends a vote FOR the proposal.

Directors continuing for terms expiring in 2007:

Kathleen A. Dahlberg	52	2001	Founder and President/CEO of Open Vision Partners (a consortium of professionals bringing new technologies and businesses to market) and a business consultant on the application of new technologies for business improvement and process change since September 2001. Vice President of Worldwide Restaurant Solutions at McDonald’s Corporation from 2002 to 2004. From 1997 to 2001, Vice President - e- business at BP Amoco.

		Year First	Principal Occupation and
		Elected	Businesses During Last Five
Name	Age	Director	Years and Current Directorships

Richard C. Ill	62	2004	Since 1993, President, CEO and Director of Triumph Group, Inc., a leading international aviation services company. Mr. Ill is a member of the Board of Governors of the Aerospace Industries Association, is on the Advisory Board for Outward Bound USA, and is a Director of Denman and Davis, Inc. and of Airgas, Inc.

Lee C. Stewart	56	2002	Since May 2001, associated with Daniel Stewart & Company, a private investment and equity bank located in London, England. Member of Advisory Board for Daniel Stewart & Company. Executive Vice President and Chief Financial Officer of Foamex International, Inc. from March 2001 to May 2001. Served as a Vice President of Union Carbide Corporation from 1996 to 2001. Mr. Stewart is also a Director of AEP Industries, Inc. and a Director of Marsulex, Inc.

Directors continuing for terms expiring in 2006:

George H. Glatfelter II	53	1992	Chairman since April 2000; Chief Executive Officer since June 1998; President from June 1998 to February 2001. Mr. Glatfelter serves as a Director for Met-Pro Corporation.

Ronald J. Naples	59	2000	Since October 1995, Chairman and Chief Executive Officer, Quaker Chemical Corporation, a specialty chemical company serving the metalworking and fluid power industries.

Richard L. Smoot	64	1994	Retired since September 2002. Regional Chairman, PNC Bank, National Association, Philadelphia/South Jersey markets from December 2000 to September 2002; President and Chief Executive Officer, PNC Bank, National Association, Philadelphia/South Jersey markets, from July 1991 to December 2000. He also serves as a Director of Aqua America Corporation.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

What is the composition of the Board?

The Board currently consists of nine members, one of whom, M.A. Johnson, is not standing for re-election. In the Company’s Governance Principles, the Board has adopted the New York Stock Exchange (NYSE) standards for determining the independence of Directors, which requires that a Director does not have a material relationship with the Company. The Company’s Governance Principles are set forth in full on the Company’s website at www.Glatfelter.com/e/govprinciples.

The Board has determined the following Directors to be independent and not to have any material relationship with the Company: Nicholas DeBenedictis, J. Robert Hall, Kathleen A. Dahlberg, Richard C. Ill, M. Alanson Johnson II, Ronald J. Naples and Richard L. Smoot. The Board determined that George H. Glatfelter II has a material relationship with the Company because he is the Chairman and Chief Executive Officer. The Board also determined that Lee C. Stewart does not meet the independence requirements because of a previous consulting arrangement with the Company, which terminated in the first quarter of 2003. Thus, Messrs. Glatfelter and Stewart are deemed not to be independent Directors by NYSE standards and the Company’s Governance Principles.

What committees has the Board established?

The Company’s Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. The Board appoints the members of all of these standing committees. The Audit, Compensation and Nominating and Corporate Governance Committees consist only of non-management Directors whom the Board has determined are independent under the NYSE listing standards.

In 2003, the Board created a temporary committee, known as the Special Committee, to engage in negotiations with certain of the Company’s principal shareholders regarding the potential diversification of their holdings of Company common stock by various means, including the Secondary Offering. In 2004, the Board created a temporary committee, known as the Pricing Committee, to determine, among other matters, the offering price per share in the Secondary Offering. The Secondary Offering was completed in September 2004 and, in October 2004, the Board dissolved the Special Committee and the Pricing Committee.

The Board has adopted a written charter for its standing committees (except for the Finance Committee), which are posted on the Company’s website at www.Glatfelter.com/e/govcommittees, and available in print upon request.

Audit Committee. The Audit Committee currently consists of four Directors: N. DeBenedictis (Chair), J. R. Hall, R. C. Ill and R. J. Naples. In the opinion of the Board, all four Audit Committee members meet the Director independence requirements set forth in the listing standards of the NYSE and the applicable rules and regulations of the SEC in effect on the date this proxy statement is first mailed to shareholders. The Board has determined that, based on their experience, Messrs. DeBenedictis, Hall, Naples and Ill are audit committee financial experts, as that term is defined in the applicable SEC regulations. The functions of, and additional information about, the Audit Committee are set forth in the Report of the Audit Committee below. The Audit Committee held thirteen meetings during 2004.

Compensation Committee. The Compensation Committee currently consists of four Directors: K. A. Dahlberg (Chair), N. DeBenedictis, R. J. Naples and R. L. Smoot. In the opinion of the Board, all four Compensation Committee members meet the Director independence requirements set forth in the NYSE listing standards in effect on the date this proxy statement is first mailed to shareholders. The functions of, and additional information about, the Compensation Committee is set forth in the Report of the Compensation Committee below. The Compensation Committee held six meetings during 2004.

Finance Committee. The Finance Committee currently consists of four Directors: M. A. Johnson II (Chair), G. H. Glatfelter II, J. R. Hall, and L. C. Stewart. The Finance Committee provides advice to the Board on the financial policies of the Company and has oversight over the management of the financial affairs of the Company, as well as:

•	the oversight of the Company’s budgets;

•	the review of all proposed capital expenditures in excess of authorized amounts;

•	the recommendation to the Board of the amount of any dividend to be declared and paid on the Company’s common stock; and

•	the designation of authorized individuals for opening bank accounts, executing checks, notes and other payments on behalf of the Company.

The Finance Committee also provides advice to the Board regarding Company borrowings, loans, and guarantees up to certain specified amounts, or upon such conditions as the Finance Committee may establish. The Finance Committee also has oversight of management and investment performance of the Company’s pension, 401(k) savings and profit sharing plans. The Finance Committee held three meetings during 2004.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of four Directors: R. L. Smoot (Chair), K. A. Dahlberg, N. DeBenedictis, and J. R. Hall. In the opinion of the Board, all four members of the Nominating and Corporate Governance Committee meet the Director independence requirements as set forth in the NYSE listing standards in effect on the date this proxy statement is first mailed to shareholders. The Nominating and Corporate Governance Committee provides advice to the Board regarding all corporate governance matters (including the Company’s Code of Business Ethics) and nominations for Directors and officers of the Company as well as:

•	recommendations to the Board regarding the Board’s size and composition and the tenure and retirement age of Directors;

•	the review of the qualifications and the recommendations to the Directors of nominees for election to the Board at each annual meeting;

•	the consideration of nominees recommended by shareholders;

•	the nomination of persons to fill vacancies on the Board occurring between annual meetings;

•	the nomination of Directors for committee membership; and

•	the review and approval of Company contributions to affiliated persons or entities and Company contributions in excess of $25,000 to any other person or entity.

When recommending to the Board potential new Directors or the continued service of incumbent Directors, the Nominating and Corporate Governance Committee will consider, at a minimum and in accordance with the Company’s corporate Governance Principles, the nominee’s independence, availability of sufficient time to serve on the Company’s Board and the possession of such knowledge, experience, skills, expertise, wisdom, integrity, business acumen, understanding of the Company’s business environment and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company.

The Committee periodically reviews and oversees orientation programs for newly elected Directors and continuing education programs for incumbent Directors. The Committee also reviews shareholder proposals submitted for presentation at the annual meeting and proposed responses from the Board, and makes recommendations to the Board concerning Board procedures. The Nominating and Corporate Governance Committee is charged with developing and recommending corporate governance principles to the Board and reviewing these principles for appropriateness and compliance with SEC and NYSE requirements. The Nominating and Corporate Governance Committee reviews the senior management organization and succession plan and makes nominations to the Board for election of officers.

The Nominating and Corporate Governance Committee has the authority to retain Director search consultants, outside counsel or other experts as it deems necessary to carry out its duties, and the Company makes funds available to the Committee for such retention. No third party Director search firms were engaged in 2004. The Nominating and Corporate Governance Committee held two meetings during 2004.

Special Committee. The Special Committee consisted of three Directors: J. R. Hall (Chair), K. A. Dahlberg, and R. J. Naples. The Special Committee was created by the Board to engage in negotiations with certain of the Company’s principal shareholders regarding the potential diversification of their holdings of Company Common Stock by various means, including the Secondary Offering. The Secondary Offering was completed in September 2004 and, in October 2004, the Board dissolved the Special Committee. The Special Committee held thirteen meetings during 2004.

Pricing Committee. The Pricing Committee consisted of three Directors: G. H. Glatfelter II, J. R. Hall, and R. J. Naples. The Pricing Committee was created by the Board for the purpose of, among other matters, setting the offering price per share in the Secondary Offering. In October 2004, following the completion of the Secondary Offering, the Board dissolved the Pricing Committee. The Pricing Committee held one meeting during 2004.

How may shareholders communicate with the Company’s Board or the non-management Directors of the Company?

You may submit any written correspondence to the Board or any individual Director (whether management or non-management), c/o Corporate Secretary’s Office, 96 South George Street, Suite 500, York, PA 17401-1434. You can also call the Company’s Integrity Helpline (1-800-346-1676).

The Company’s Board has approved a process whereby the Office of the Corporate Secretary will regularly forward any and all communications received on behalf of the Board or individual Directors to the Board or the respective Director and the Chair of the Committee responsible for the matter addressed in the communication. All communication that relates to concerns regarding accounting, internal controls or auditing matters will be forwarded to the Chair of the Audit Committee promptly upon receipt with a copy to the addressee.

What is the Company’s policy regarding Director attendance at the Annual Meeting?

While the Company does not have a formal policy regarding Director attendance at the Annual Meeting, the Company’s Directors, including persons nominated for election at the Annual Meeting, generally attend the Annual Meeting. Eight of the Company’s Directors attended the 2004 annual meeting of shareholders.

How often did the Board meet during 2004?

The Board held eight meetings during 2004, including one retreat to discuss strategic issues. The standing committees established by the Board held a total of twenty-four meetings in 2004 and the temporary committees held a total of fourteen meetings in 2004. All of the incumbent Directors attended at least 75% of the aggregate of the meetings of the Board and

Board committees on which he or she served in 2004. Non-management Directors meet in regularly scheduled executive sessions (without management), at which the Chair of the Nominating and Corporate Governance Committee presides.

DIRECTOR COMPENSATION

How are Directors compensated?

2004 Base Compensation. In fiscal 2004, the Company paid non-employee Directors an annual retainer fee of $18,000. The Directors received shares of the Company’s common stock with a market value equaling two-thirds of this fee, with the balance paid in cash. In addition to the annual retainer, the Company paid non-employee Directors $1,500 for attendance at the annual Board retreat and $1,000 for every Board and committee meeting attended. Non-employee Directors serving as committee chairs were also paid an additional $2,500 for their service. In addition, each non-employee Director received non-qualified stock options to purchase 2,500 shares of the Company’s common stock for a purchase price per share equal to the fair market value per share of the Company’s common stock on the grant date of such options.

The options vest in full on the first anniversary of the grant date and expire on the earlier of either the date on which the optionee ceases to be a member of the Board or the date ten years from the grant date; provided, however, that (i) in the event of the optionee’s retirement from the Board, such options (whether or not exercisable on the date of his or her retirement) are exercisable until the earlier of either the date five years from the retirement date or the date ten years from the grant date and (ii) in the event that an optionee ceases to be a member of the Board by reason of death or disability, such options are exercisable until the earlier of either the date one year from the date of such death or disability or the date ten years from the grant date.

2005 Base Compensation. In December 2004, the Board voted to increase the Directors’ annual retainer fee to $22,000 (effective January 1, 2005), based on an analysis of Director compensation paid at comparable companies. Similar to the previous arrangement, the Directors will receive shares of the Company’s common stock with a market value on the grant date that equals two-thirds of this fee, with the balance paid in cash. In addition to the annual retainer, the Company will continue to pay non-employee Directors $1,500 for attendance at the annual Board retreat and $1,000 for every Board and committee meeting they will attend. Non-employee Directors serving as committee chairpersons will be paid an additional $4,000 (paid in cash) annually for their service. In addition, each non-employee Director will receive an annual restricted stock unit award valued at $15,500 on the grant date and that will vest over a three-year period. As with the prior Director compensation program, all accrued, but unpaid, Director cash compensation payments will be made on each May 1st and November 1st of a given calendar year.

Special Committee Compensation. The Board’s Special Committee was comprised of J. R. Hall (Chair), K. A. Dahlberg and R. J. Naples. In 2003 and 2004, the Committee members were paid the following aggregate amounts as compensation for their services on the Special Committee: J. R. Hall ($144,500); K. A. Dahlberg ($45,000); and R. J. Naples ($44,000). These amounts included payments for attendance at Committee meetings, meetings with representatives of the selling shareholders, including attorneys and investment bankers, and meetings with the Company’s management, attorneys and investment bankers regarding the selling shareholder diversification. Mr. Hall’s total compensation included a $2,500 special retainer for his service as chair of the Special Committee.

Deferred Compensation. Pursuant to the Company’s Deferred Compensation Plan for Directors (the Deferred Compensation Plan), every year each Director may elect to defer 50%, 75% or 100% of his or her annual retainer paid to such Director for serving on the Board, but not including any fees paid to a Director for attending meetings of the Board or any committee of the Board or for serving as a chairperson of a committee of the Board. If a Director elects such a deferral, the Company will credit a deferred fee account with phantom shares of the Company’s common stock (stock units) on the date the retainer would otherwise have been paid. The number of stock units credited to a Director’s deferred account is the amount of the deferred fee divided by the fair market value of the Company’s common stock on such date. Additional stock units are credited to each Director’s account when dividends are paid on the Company’s common stock as of any such dividend payment date. A Director will be entitled to receive a cash payment equal to the amount credited to his or her account following termination of such Director’s service on the Board.

Benefits. Each non-employee Director is covered by the Company’s Directors and officers liability insurance, as well as the Company’s travel accident insurance.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of the Chief Executive Officer of the Company and the Company’s next four most highly compensated executive officers in 2004.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
							Long-
							Term
					Restricted		Incentive
				Other Annual	Stock	Securities	Plan	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Underlying	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	(2)	($)(3)	Options	($)(4)	($)(5)

G. H. Glatfelter II	2004	482,004	—	—	444,400	—	—	3,100
Chairman and	2003	482,004	—	—	—	—	209,542	3,623
Chief Executive Officer	2002	482,004	187,447	—	—	63,600	265,146	5,525

J. C. van Roden	2004	294,174	55,000	185,082	105,545	—	—	16,569
Senior Vice President &	2003	209,432	123,191	—	—	11,000	—	12,719
Chief Financial Officer	2002	—	—	—	—	—	—	—

D. C. Parrini	2004	295,767	—	—	116,665	—	—	3,075
Senior Vice President &	2003	271,116	59,014	—	—	—	26,787	3,339
General Manager	2002	235,752	102,052	—	—	14,300	33,914	5,500

W. A. Ruckenbrod (6)	2004	260,339	42,000	12,995	47,773	15,670	—	—
Vice President –	2003	234,907	78,323	12,366	—	—	—	—
Long Fiber & Overlay Papers	2002	220,263	64,571	11,699	—	—	—	—

C. M. Smith (7)	2004	193,836	100,000	—	65,549	—	—	2,966
Vice President – Corporate	2003	193,836	22,825	—	—	—	48,300	3,242
Planning & Treasurer	2002	193,836	60,874	—	—	6,780	61,118	5,500

(1)	Reflects discretionary and incentive bonuses, including those under the Management Incentive Plan. No bonuses under the Management Incentive Plan were paid to executive officers in 2004. At Mr. Glatfelter’s request, in lieu of any incentive cash bonus earned in 2003, the Board granted Mr. Glatfelter an award of 11,700 additional restricted stock units in 2004. In 2003, Mr. van Roden received a $15,000 signing bonus and an additional $108,191 as a guaranteed bonus under his employment contract.

(2)	Includes the aggregate incremental costs to the Company of providing certain benefits to the named executive officers. The 2004 amount for Mr. van Roden consists of a relocation expense reimbursement perquisite of $111,771 and an income tax reimbursement payment on such perquisite of $73,311. The amounts indicated for Mr. Ruckenbrod constitute reimbursement for automobile expenses, paid in Euros (€) and converted to United States dollars ($) using the average exchange rate for 2004.

(3)	Reflects the value of restricted stock units granted under the 1992 Key Employee Long-Term Incentive Plan, as amended (the “1992 Plan”). Performance-based restricted stock awards were made under such plan in 2002 and 2003 and were previously treated as long-term incentive awards in the year in which such awards were granted. Any payouts of such performance-based restricted stock awards will be reported under the Long-Term Incentive Plan Payouts column of this table. The value expressed in the Table is determined by the closing price of Company common stock on the date of grant, multiplied by the number of shares granted. Grants of 40,000, 9,500, 10,500, 4,300, and 5,900 restricted stock units were made on April 7, 2004 to Messrs. Glatfelter, van Roden, Parrini, Ruckenbrod and Smith, respectively; such restricted stock units will vest in three equal installments on each of December 31, 2006, 2007 and 2008. (The 40,000 units indicated for Mr. Glatfelter includes 11,700 units granted to him in 2004 in lieu of an incentive cash bonus for 2003). At December 31, 2004, the fair market value of the restricted stock awards and restricted stock units held by each named executive officer was as follows: Mr. Glatfelter, $1,027,260 (67,260 units); Mr. van Roden, $174,192 (11,400 units); Mr. Parrini, $264,955 (17,340 units); Mr. Ruckenbrod, $99,472 (6,510 units); and Mr. Smith, $139,659 (9,140 units). Both performance-based restricted stock awards and restricted stock units earn dividend equivalents, with payment (if dividends have been paid on the Company’s common stock) upon vesting, in the case of restricted stock awards, and quarterly, in the case of restricted stock units.

(4)	Payouts were triggered by the vesting of restricted stock awards for Messrs. Glatfelter, Parrini, and Smith, which were awarded in 1998 and 1999 pursuant to the 1992 Plan and had four-year vesting periods ending December 31, 2002 and 2003, respectively. There were no cash payments made, and no vesting of restricted stock occurred, under the 1992 Plan in 2004.

(5)	Other compensation reported for 2004 consists of: (a) matching contributions under the Company’s 401(k) Savings Plan (Mr. Glatfelter, $3,075; Mr. van Roden, $2,169; Mr. Parrini, $3,075; and Mr. Smith $2,966); (b) in the case of Mr. Glatfelter, an additional $25 payable to him as an employee at the Company’s Spring Grove mill with service in excess of 25 years; and (c) in the case of Mr. van Roden, a $1,200 monthly stipend in lieu of medical coverage under Glatfelter’s Salaried Medical Plan.

(6)	Mr. Ruckenbrod’s cash compensation is paid in Euros (€) and amounts presented here have been converted to United States dollars ($) using the average exchange rate for 2004. For 2004, 2003, and 2002, Mr. Ruckenbrod’s cash compensation (not including automobile expense reimbursement) was €209,377, €188,923, and €177,146, respectively.

(7)	Mr. Smith’s employment with the Company terminated effective January 31, 2005.

Option Grants

There were no options to purchase shares of Common Stock granted to any named executive officer in 2004.

Year-End Option Values

The following table sets forth information concerning options exercised in 2004 and the value of unexercised options to purchase common stock held by the named executive officers on December 31, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
			Options at Fiscal Year End (#)		Year End ($)(1)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

G. H. Glatfelter II	—	—	394,231	23,025	600,153	53,648
J. C. van Roden	—	—	3,667	7,333	15,401	40,798
D. C. Parrini	—	—	52,171	5,300	64,442	12,349
W. A. Ruckenbrod	—	—	13,250	4,200	9,731	4,311
C. M. Smith	—	—	35,597	30,180	416	0

(1)	Value is measured by the difference between the closing price for the Company’s common stock on the NYSE on December 31, 2004, and the exercise price of the option.

Long-Term Incentive Plan Awards

     The following table sets forth information concerning awards in 2004 under the Company’s 1992 Plan:

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under
			Non-Stock Price-Based Plan
	Number of	Performance or
	Shares, Units or	Other Period
	Other Rights (#)	Until Maturation	Threshold	Target	Maximum
Name	(1)	or Payout (2)	($)	($) (3)	($)

G. H. Glatfelter II	40,000	1 to 6 years	—	630,000	—

J. C. van Roden	9,500	1 to 6 years	—	210,000	—

D. C. Parrini	10,500	1 to 6 years	—	230,000	—

W. A. Ruckenbrod	4,300	1 to 6 years	—	95,000	—

C. M. Smith	5,900	1 to 6 years	—	130,000	—

(1)	Grants of restricted stock units awarded during 2004 under the 1992 Plan are also reported in the Summary Compensation Table.

(2)	Duration depends on achievement of established financial target, with a six-year maximum. Once the financial target is met, these executive officers will receive an individual cash award, the amount of which varies by their position, and the Board will then consider establishing a new program and target. If the target is not met prior to the expiration date of the applicable target period, the program will be cancelled and the Board will consider establishing a new program and target.

(3)	These awards reflect the amount of performance cash awards under the 1992 Plan that will be paid if the Company achieves an established financial target, which the Board has based upon an estimate of three-year cumulative Net Operating Income (excluding after tax pension income and unusual, non-recurring items). This target payment is equal to three times the annual targeted amount to reflect the three-year nature of the program, during which time no further cash awards will be made under the 1992 Plan. If the 2005 Long-Term Incentive Plan is approved by the Company’s shareholders at the Annual Meeting, the Company will not make any further awards under the 1992 Plan.

EMPLOYEE RETIREMENT PLANS AND PENSION PLAN TABLES

What employee retirement plans has the Company established for Directors and Executive Officers?

Pension Plans. Executive officers and Directors who are full-time employees of the Company participate in the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the Pension Plan). Benefits payable under the Pension Plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the Pension Plan are not subject to any deduction for Social Security benefits. Annual compensation for purposes of the Pension Plan generally includes salary as listed in the Summary Compensation Table plus bonus listed in the Summary Compensation Table for the prior year. To the extent deferral of an award under the Company’s Management Incentive Plan causes a reduction in a participant’s pension under the Pension Plan, a pension supplement (the “MIP Adjustment Supplement”) will be paid from the Company’s Supplemental Management Pension Plan.

Mr. Ruckenbrod is covered by a separate defined benefit retirement pension plan provided for under the Retirement Pension Agreement between Mr. Ruckenbrod and S&H Verwaltungsgesellschaft mbH, a German subsidiary of the Company, effective January 1, 2000. The Retirement Pension Agreement provides for a retirement benefit equal to 1.286% per year of Mr. Ruckenbrod’s average pensionable salary (which includes base salary and bonuses paid under the Management Incentive Plan) during the last five years of his employment period for each year of service. Mr. Ruckenbrod’s Retirement Pension Agreement is governed by German law and as such benefits thereunder are not subject to any deduction for Social Security benefits.

Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan (“SERP”) consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the Company’s Compensation Committee for participation therein. The first benefit, known as the “Restoration Pension,” provides an additional pension benefit based on the participant’s pension benefit earned under the terms of the Pension Plan, which is intended to restore that portion of the Pension Plan’s benefit that cannot be paid from that Plan due to legal limitations on the compensation and total benefits payable thereunder. Participants may receive the Restoration Pension in a single sum or in any form permitted under the Pension Plan, as elected by the participant at the time he or she first becomes a participant.

The second benefit, known as the “FAC Pension,” pays a monthly pension benefit equal to a designated percentage of the participant’s final average compensation (as defined below), offset by the actuarially equivalent value of the participant’s benefits under the Pension Plan and certain Company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the Restoration Pension. The designated percentage is 2% multiplied by the participant’s years of credited service under the Pension Plan, but not in excess of 55%. The FAC Pension is payable following the participant’s retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant’s spouse or, if so requested by the participant and approved by the Company’s Compensation Committee, as a single sum. The FAC Pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant’s attainment of age 62. A survivor benefit is also payable under the FAC Pension to the participant’s surviving spouse if the participant dies before his or her benefit commencement date. Final average compensation means the annualized average of the participant’s eligible compensation for the sixty (60) calendar months immediately preceding his or her retirement, which generally means the salary and bonus amounts listed in the Summary Compensation Table.

What are the estimated annual retirement benefits of the Company’s executives?

The following table shows the estimated annual retirement benefits, payable in the form of a joint and 75% survivor annuity beginning at age 62, to those executives, including Messrs. Glatfelter and Parrini, who are eligible for the FAC Pension under the SERP. This benefit consists of the sum of the executive’s Pension Plan benefits and the additional amount necessary to yield the benefit calculated under the FAC Pension.

PENSION PLAN TABLE (U.S.)

	Estimated annual retirement benefit based on years of service (1)
Average Annual
(Five Year)
Compensation ($)	15	20	25	27.5 or more
125,000	37,500	50,000	62,500	68,750
150,000	45,000	60,000	75,000	82,500
175,000	52,500	70,000	87,500	96,250
200,000	60,000	80,000	100,000	110,000
250,000	75,000	100,000	125,000	137,500
300,000	90,000	120,000	150,000	165,000
400,000	120,000	160,000	200,000	220,000
500,000	150,000	200,000	250,000	275,000
600,000	180,000	240,000	300,000	330,000
700,000	210,000	280,000	350,000	385,000
800,000	240,000	320,000	400,000	440,000

(1)	Pension benefit paid as a joint and 75% survivor annuity.

The following executive officers who participate in the Pension Plan had the indicated credited years of service on December 31, 2004: G. H. Glatfelter II - 29 years; C. M. Smith - 15 years; and D. C. Parrini - 8 years.

The foregoing table assumes that the executive is a participant in the FAC Pension under the SERP. Mr. van Roden is not, as of December 31, 2004, eligible for the FAC Pension and therefore is entitled to receive a pension determined under the Pension Plan, together with, as applicable, the Restoration Pension and the MIP Adjustment Supplement. However, on December 31, 2004, he had not yet fulfilled the vesting requirement under the Company’s pension plans.

The following table shows the estimated annual retirement benefits to Mr. Ruckenbrod, who participates in a different pension plan than the executives based in the United States.

PENSION PLAN TABLE (GERMANY)

	Estimated annual retirement benefit based on years of service (1)
Average Annual
(Five Year)
Compensation ($)	15	20	25	30	35
125,000	24,000	32,000	40,000	48,000	56,000
150,000	29,000	39,000	48,000	58,000	68,000
175,000	34,000	45,000	56,000	68,000	79,000
200,000	39,000	51,000	64,000	77,000	90,000
250,000	48,000	64,000	80,000	96,000	113,000
300,000	58,000	77,000	96,000	116,000	135,000
400,000	77,000	103,000	129,000	154,000	180,000
500,000	96,000	129,000	161,000	193,000	225,000
600,000	116,000	154,000	193,000	231,000	270,000
700,000	135,000	180,000	225,000	270,000	315,000
800,000	154,000	206,000	257,000	309,000	360,000

(1)	Pension benefit paid as joint and 75% survivor annuity.

Mr. Ruckenbrod is entitled to receive a full lifetime pension benefit starting with his 62nd birthday, or (if earlier) upon his incapacity to perform his job. Mr. Ruckenbrod is also entitled to a reduced pension as early as age 55. The unreduced amounts shown above would be reduced by 2.5% for each year that he retired before age 62. In the event of Mr. Ruckenbrod’s death, his spouse shall continue to receive 60% of the pension benefit (provided they had been married for five years). The pension plan also provides for benefits in the event of Mr. Ruckenbrod’s death before reaching retirement. Annual compensation for purposes of this pension plan generally includes salary as listed in the Summary Compensation Table plus bonus listed in the Summary Compensation Table for the prior year. Mr. Ruckenbrod has 20 years of service credited under this pension plan, as of December 31, 2004.

EMPLOYMENT, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS

Has the Company entered into any employment contracts with any of the named executive officers or with any material consequence?

Mr. van Roden has executed an employment agreement with the Company effective April 7, 2003, pursuant to which his annual base salary of $285,000 was established and he received, in 2003, a signing bonus of $15,000. Under the agreement, Mr. van Roden is a participant in the Company’s Management Incentive Plan and the 1992 Plan. Mr. van Roden was guaranteed a payout of a pro-rated “target” bonus under the Management Incentive Plan for 2003, which amounted to $108,191. In addition to the customary benefits available to all employees of the Company and certain relocation assistance, Mr. van Roden also received, in 2003, grants of 1,900 shares of restricted stock and 11,000 stock options. He is eligible for an annual performance cash pool valued at $40,000, subject to the achievement of the financial targets otherwise applicable under the Management Incentive Program.

Mr. Ruckenbrod has an employment agreement with S&H Verwaltungsgesellschaft mbH, a German subsidiary of the Company, effective January 1, 2000. The employment agreement established Mr. Ruckenbrod’s initial base salary at DM 310,000, subject to annual adjustments. Using the “irrevocable conversion rate” utilized to convert Deutschemarks to Euros (€) during Germany’s transition to the new currency, this amounted to €164,843. (Applying the average annual conversion rate for the year 2004 to Mr. Ruckenbrod’s 2000 base salary to enable a comparison with the Summary Compensation Table above, this initial base salary amounted to $204,965.) Under the terms of the agreement, Mr. Ruckenbrod is a participant in the Company’s Management Incentive Plan and 1992 Plan. In addition to customary health and welfare benefits, the agreement provides for Mr. Ruckenbrod’s use of a Company-owned car, up to one year of paid disability benefits (net of insurance payments) and a severance benefit equal to twelve month’s base salary following his termination by the Company without cause. The employment agreement expires at the end of the month in which Mr. Ruckenbrod reaches age 65.

Has the Company entered into any severance contracts with any of the named executive officers?

In 2005, the Company entered into a Severance Agreement and General Release with C. Matthew Smith, most recently the Company’s Vice-President — Corporate Planning & Treasurer, effective January 31, 2005 (the “Severance Agreement”). Under the terms of the Severance Agreement, the Company will pay Mr. Smith 52 weeks of pay, less applicable withholding taxes, in accordance with the Company’s regular payroll practices commencing on February 1, 2005 for 52 weeks thereafter (the Severance Period). The payments, in the aggregate, will total approximately $193,836. The Company also agreed to provide Mr. Smith with a payment for vacation time as well as health care continuation, outplacement assistance, disability coverage, and other customary benefits. With regard to Mr. Smith’s vested stock options, the Company extended the post-termination exercise period to March 21, 2006, but not beyond the expiration date of such stock options. For restricted stock and performance cash awards granted to Mr. Smith in 2000, 2001 and 2002, the Company will pay Mr. Smith, at the end of the performance period and if the applicable financial targets are attained, a pro-rata amount based on his months of service with the Company during the applicable period.

What change-in-control agreements has the Company executed?

The Company has entered into Change-in-Control Employment Agreements with each of Messrs. Glatfelter, van Roden, Parrini, Ruckenbrod, and Smith, among others. Mr. Smith’s Change-in-Control Agreement was terminated effective January 31, 2005, when his employment with the Company terminated.

Under the agreements, each employee will become entitled to additional payments and benefits if his employment is terminated under certain conditions within two years following a change in control (as defined in the agreements) of the Company. Under the agreements, each employee’s employment with the Company will continue for two years from the date of a change in control. During such period, the employee shall continue in the position he held prior to the change in control and shall receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control.

The foregoing agreements provide that if, within two years following a change in control, the employee’s employment is terminated by the Company other than for cause, death or disability, or is terminated by the employee for good reason (each as defined in the agreements), he will receive his then current base salary through the date of termination, plus a lump sum payment, payable within thirty days after the date of termination, representing certain severance benefits (in lieu of further salary payments and in lieu of any severance benefits otherwise payable by the Company). The severance benefits under the agreements consist of: (i) a pro-rated bonus for the year in which the date of termination occurs, on the basis of a target bonus under the Management Incentive Plan, and a 7.5% of base salary bonus; (ii) an amount equal to two times (three times in the case of Mr. Glatfelter) (a) the employee’s annual base salary (at the highest rate achieved before the date of termination) plus (b) his annual bonus for the last full fiscal year before the date of termination; (iii) continued health, disability and life insurance coverage for two years (three years in the case of Mr. Glatfelter) at substantially similar levels of coverage, or at the Company’s option, payment to the executive of an amount equal to the Company’s cost of providing such benefits; and (iv) full vesting and payout under all deferred compensation plans.

The agreements also provide that if the employee’s employment is terminated by the Company for cause, death or disability, or is terminated by the employee (including voluntary retirement) without good reason, in lieu of the severance benefits above, such employee will receive a lump sum cash payment of his then current base salary through the date of termination, together with all compensation and benefits to which he is entitled under the Company’s benefit plans for periods preceding the date of termination.

The agreements further provide that if any payment or benefit to an employee, whether pursuant to the agreements or otherwise, is subject to the excise tax imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on “excess parachute payments,” then an additional payment will be made to such employee so that the amount he receives on a net basis will be the same amount that he would have received absent the applicability of the excise tax.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

What are the responsibilities of the Company’s Compensation Committee?

In accordance with its Board-approved charter, the Compensation Committee is responsible for discharging the Board’s duties related to compensation of the Company’s executive officers and also reviews, recommends for approval by the Board, and oversees the Company’s management incentive and equity-based incentive compensation plans, defined benefit and contribution plans, and other welfare benefit plans. In addition to, or in furtherance of, the Compensation Committee’s functions described above, the Compensation Committee:

•	recommends to the Board an executive compensation policy that is designed to support overall business strategies and objectives, attract and retain key executives, link compensation with business objectives and organizational performance, align executive officers’ interests with those of the Company’s shareholders and provide reasonable and competitive compensation opportunities;

•	reviews and approves periodically a general compensation policy and salary structure for executive officers and other key employees of the Company and its subsidiaries, which considers business and financial objectives, industry and labor market best practices and such other information as it may deem appropriate;

•	annually reviews and recommends to the independent members of the Board corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”);

•	manages and executes the evaluation process conducted by the independent members of the Board of the CEO’s compensation, and reviews and recommends to the independent members of the Board the CEO’s compensation, including salary, bonus, and other incentive and equity-based compensation, based on such evaluation;

•	reviews and approves annually the salaries and the non-performance based cash, stock or equity-based grants for the Company’s non-CEO executive officers and key employees, with the CEO’s involvement;

•	establishes individual target award levels for incentive compensation payments to the Company’s non-CEO executive officers and key employees, in relation to Board-established financial target(s) or other performance measures for such incentive compensation and recommends to the Board whether such financial target(s) or other performance measures have been achieved, and approves the payment of incentive compensation upon Board determination that such targets or measures have been met;

•	prepares the annual report to shareholders on the compensation of the Company’s CEO and other executive officers; and

•	reviews and recommends to the Board any modifications of the non-employee Directors’ compensation program.

The Compensation Committee has the authority to engage independent compensation consultants or legal advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants, counsel, or advisors, and routinely holds executive sessions without management. In 2004, the Committee engaged an independent compensation consulting firm to assist the Compensation Committee in its review of compensation for executive officers and for analysis of non-employee Director compensation.

The Compensation Committee from time to time reviews the Company’s entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based market data, compiled by an independent compensation consultant. The group of comparable companies, consisting of other companies against which the Company competes with its products, companies from the broader paper industry, packaging companies, and companies from which the Company recruits senior executives, including other companies headquartered in south central Pennsylvania, is developed by the Committee’s compensation consultant and approved by the Committee. The companies that comprise the Peer Group in the Stock Performance Chart below are the Company’s industry-based comparable companies and as such are included in the list of comparable companies for the review of comparable executive compensation.

What is the Board’s philosophy regarding executive officer compensation?

The Compensation Committee has generally structured the Company’s executive compensation program to (i) be reasonable and competitive with compensation programs of comparable companies to enable the Company to attract, retain and motivate a highly qualified executive management team, (ii) provide a significant portion of variable-based compensation that is contingent upon objectively measured performance to align executive officers’ interests with those of the Company’s shareholders, and (iii) include appropriate and flexible design features in such programs that will be responsive to the characteristics of the paper industry and to the changing needs of the Company.

From time to time, the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the Company’s executive compensation program in order to ensure that such program is reasonable and competitive with compensation programs of comparable companies. In establishing executive compensation for 2004, the Compensation Committee also considered a competitive market compensation analysis for all executive officer positions, prepared by the Committee’s compensation consultant.

What are the components of executive compensation?

The Compensation Committee has reviewed and tallied all compensation paid to the Company’s executive officers, including, in particular, the compensation paid to the CEO. Based upon that review, the Compensation Committee believes that such compensation is reasonable, competitive and in the best interests of the Company’s shareholders. The compensation package for the Company’s executive officers includes the following components:

Base Salary. The Company’s policy is to pay competitive salaries at levels that are sufficient to attract and retain high-caliber individuals, based on the relative value of each position as measured against comparable companies. The Company targets its executive base salaries at the 50th percentile of the market range for the respective assignments. To perform this task, the Compensation Committee assigns each executive position a salary, including a range and a midpoint, based on the comparison to competitive market levels for the executive’s job function at the comparable companies.

Executive officer base salaries are reviewed and approved annually (typically in the first quarter of the calendar year) and the Compensation Committee sets the salary for each executive after an assessment of his or her individual performance, overall corporate performance, as well as competitive and internal equitable considerations. Salaries and ranges may be further adjusted by the Compensation Committee periodically on the basis of corporate performance, as well as competitive and internal considerations.

Discretionary Compensation. The Compensation Committee may approve, additional compensation, including limited discretionary bonuses, to any executive officer for performance, for retention purposes, or to serve any other legitimate corporate objective, based upon amounts budgeted by the Board for such purposes.

Management Incentive Plan. The Compensation Committee has established annual incentive bonus opportunities under its Management Incentive Plan, which is designed to encourage eligible key employees to increase the profitability of the Company and to reward them for doing so through an annual cash bonus. The Company’s Management Incentive Plan seeks to assure that incentive bonus awards are at risk annually, to reward eligible key employees (including executive officers) on the basis of corporate financial results on an annual basis, and to provide an incentive bonus award that is competitive with that of comparable companies. These incentive bonus opportunities are set annually and potentially represent a significant portion of total compensation and are intended to correlate with the financial performance of the Company for the applicable year. The Company targets its annual incentive bonus awards under the Management Incentive Plan at the 50th percentile of the annual incentive bonus for executive officers and other key employees of the comparable companies for target level performance.

For fiscal year 2004, the Management Incentive Plan was streamlined to further focus eligible key employees on improving the earnings potential of the Company. For fiscal year 2004, the Committee established a single performance metric of Net Operating Income (excluding after tax pension income and unusual, non-recurring items), to measure eligible employees’ performance under the Management Incentive Plan. The Committee established threshold, target and maximum Net Operating Income objectives for the Management Incentive Plan. With these objectives, the Board established varying levels of incentive pay to be awarded to recipients. Unless the threshold Net Operating Income is attained, there will be no payout under the Management Incentive Plan. In 2004, the threshold Net Operating Income was not achieved and consequently no Management Incentive Plan bonuses were paid.

In February 2005, the Compensation Committee recommended the adoption of a new Management Incentive Plan and the Board approved this plan (the “2005 Management Incentive Plan”) in March 2005. For a description of the 2005 Management Incentive Plan, see “Proposal 3: The 2005 Management Incentive Plan.”

Long-Term Incentive Plan. The Company’s 1992 Plan enables the Company to offer eligible key employees equity interests in the Company and other incentive awards, including performance-based stock incentives. Certain features of the plan (i.e., stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies.

In April 2004, the Board also implemented a performance cash component under the 1992 Plan. This performance cash program is available to executive officers and other members of senior management only; no other employees participate in this program. Under this program, performance cash awards will be paid to the above-described employees if the Company achieves an established financial target, which the Board has based upon an estimate of three-year cumulative Net Operating Income (excluding after tax pension income and unusual, non-recurring items). Once the financial target is met, these employees will receive an individual cash award, the amount of which varies by their position and the Board will then consider establishing a new program and target. If the target is not met prior to the expiration of six years, the program will be cancelled and the Board will consider establishing a new program and target.

In April 2004, the Board implemented a program under the 1992 Plan utilizing restricted stock units, based on the recommendations of the Committee’s compensation consultant. Restricted stock units create strong incentives for eligible key employees to maximize shareholder value and, at the same time, provide an incentive to employees that have been awarded them to remain through the full vesting date.

These restricted stock units do not have a minimum performance threshold and vest in a staggered fashion, with one-third of the units vesting on each December 31st of the second, third, and fourth year after they were granted. During this period, employees who have been awarded the restricted stock units will receive payment of cash dividends on all units awarded, whether or not they have vested. The total number of restricted stock units issued to executive officers and eligible key employees in April 2004 was 165,680.

The Compensation Committee relies on restricted stock units and performance cash for several purposes, including (i) the retention and motivation of executive officers and other members of senior management, (ii) improving the alignment of executive interests with increasing shareholder value, (iii) aligning the Company’s long-term compensation programs with the cyclical and long-term nature of the paper industry, and (iv) providing a cash incentive to executive officers and other members of senior management, recognizing that the Management Incentive Plan may not provide short term incentives due to competitive pressures currently driving the paper industry. In general, the Company targets the value of its long-term incentive grants at the 50th percentile of the long-term incentive compensation for executive officers and other key employees of the comparable companies.

In February 2005, the Compensation Committee recommended the adoption of a new Long-Term Incentive Plan and the Board approved this plan (the “2005 Long-Term Incentive Plan”) in March 2005. For a description of the 2005 Long-Term Incentive Plan, see “Proposal 2: The 2005 Long-Term Incentive Plan.”

How is the Company addressing Internal Revenue Code limits on the deductibility of compensation?

The Compensation Committee has adopted practices such that, where appropriate, certain awards made under the 2005 Long-Term Incentive Plan and the 2005 Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Code. However, in order to design long-term compensation programs that provide the utmost flexibility, the Company has not established a policy that mandates that all compensation must be deductible under Section 162(m).

How is the Company’s Chief Executive Officer compensated?

In 2004, Mr. Glatfelter received an annual salary of $482,004, which was the same base salary he received in 2003 and 2002. In view of the challenges facing the Company and the paper industry, the Committee, at Mr. Glatfelter’s request, determined to maintain his base salary at the 2003 level pending its evaluation of the Company’s success in meeting these challenges. On April 7, 2004, Mr. Glatfelter was awarded 40,000 restricted stock units under the 1992 Plan, which included 11,700 restricted stock units awarded to him in lieu of his incentive cash bonus for 2003 earned under the Management Incentive Plan. Mr. Glatfelter did not receive a bonus under the Management Incentive Plan for 2004 because the threshold for Net Operating Income was not achieved.

The remaining 28,300 restricted stock units awarded in 2004 were awarded in connection with the Company’s long-term incentive program and were set at a level, when combined with the annualized value of the multi-year performance cash program described below, to position Mr. Glatfelter’s total long-term incentive compensation at approximately the 50th percentile of the total long-term incentive compensation of chief executive officers of the comparable companies. The value of the restricted stock units is intended to represent two-thirds of the value of the total long-term incentive compensation for Mr. Glatfelter. The restricted stock units vest in a staggered fashion, with one-third of the units vesting on each December 31st of the second, third, and fourth year after they are awarded.

In 2004, the Board established a multi-year performance cash program target of $630,000 for Mr. Glatfelter under the 1992 Plan. This target cash payment is equal to three times the annual targeted amount to reflect the three-year nature of the plan and is intended to represent one-third of the value of the total long-term incentive compensation for Mr. Glatfelter. This target is subject to the criteria identified under the discussion above regarding the performance cash program for other executive officers and senior management. No further grants under the performance cash program will be made until this grant either pays out or expires.

K. A. Dahlberg, Chair
N. DeBenedictis
R. J. Naples
R. L. Smoot

STOCK PERFORMANCE GRAPH

The following chart compares the yearly percentage change in the cumulative total return on the Company’s common stock during the five years ended December 31, 2004, with the cumulative total return on the S&P MidCap 400 Index and the Company’s Peer Group(1). The comparison assumes $100 was invested on December 31, 1999, in the Company’s common stock, and in each of the foregoing indices and assumes reinvestment of dividends.

(1) The Company’s Peer Group consists of companies in the same industry as the Company. The returns of each Company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Bowater, Inc., Chesapeake Corporation, MeadWestvaco Corporation, Pope and Talbot, Inc., Potlatch Corporation, Schweitzer-Mauduit International, Inc., and Wausau Mosinee Paper Mills Corporation. Certain of the comparable companies are included in the S&P MidCap 400, and therefore are represented in both indices in the performance chart.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PNC Bank, National Association (“PNC Bank”), an indirect subsidiary of PNC Financial Services Group, Inc., has a banking relationship with the Company and provides general banking services and credit facilities. PNC Bank is one of four lending institutions under a $125,000,000 Credit Agreement dated June 24, 2002, which is used to finance the Company’s working capital needs. PNC Bank’s committed share of this credit facility is $32,500,000. As of December 31, 2004, the Company’s borrowing under the Credit Agreement was approximately $23,300,000; PNC Bank’s portion of this loan was approximately $6,100,000. All transactions between the Company and PNC Bank have been made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. PNC Bank serves as a trustee for certain trusts of the Glatfelter family. (See “Security Ownership of Certain Beneficial Owners and Management”.)

REPORT OF THE AUDIT COMMITTEE

In accordance with its Board-approved Charter, the Audit Committee:

•	is directly responsible for the appointment, replacement, if necessary, oversight, and evaluation of the Company’s independent auditors, which report directly to it;

•	has the sole responsibility for pre-approving all audit and non-audit services provided by the Company’s independent auditors and fees related thereto pursuant to its Pre-Approval policy, which is attached to this Proxy Statement (without its appendices) as Appendix A;

•	reviews the Company’s audited consolidated financial statements contained in its annual reports on Form 10-K, and the financial information contained in its quarterly reports on Form 10-Q, and management’s discussion and analysis of financial conditions and results of operations contained in the periodic reports and discusses them with management and the independent auditors prior to filing with the SEC;

•	reviews with management and the independent auditors the Company’s earnings press releases prior to their release to the public;

•	discusses any significant changes to the Company’s accounting policies;

•	reviews the Company’s disclosure controls and procedures and internal control over financial reporting;

•	provides guidance and oversight to the internal audit activities of the Company, including reviewing the organization, plans and results of such activities, and providing the internal auditor full access to the Committee (and the Board) to report on any and all appropriate matters;

•	monitors compliance with legal prohibitions on loans to Directors and executive officers of the Company;

•	establishes clear hiring policies for employees or former employees of the independent auditors; and

•	provides guidance to and oversight of the compliance program of the Company, including the establishment and maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in addition to other compliance matters.

The Audit Committee has the authority to retain special legal, accounting, or other experts as it deems necessary to carry out its duties, and the Company makes funds available to the Committee for such retention.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2004 with the Company’s management and its independent auditors. The Company’s management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte & Touche, LLP (“Deloitte”), the Company’s independent auditor, certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with Deloitte their independence from the Company and its management. The Audit Committee has received the written disclosures and letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent.

Based on the review and discussions described above, the Audit Committee has recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

N. DeBenedictis (Chair)
J. R. Hall
R. C. Ill
R. J. Naples

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who are the Company’s auditors?

The Company’s Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 2005. A Deloitte representative is expected to attend the Annual Meeting, will be given the opportunity to make a statement if he or she chooses to do so, and will be available to respond to appropriate shareholder questions.

What did the Company pay its auditors in 2004 and 2003?

For the years ended December 31, 2004, and December 31, 2003, the aggregate fees billed to the Company by Deloitte were as follows:

	2004	2003

Audit Fees (1)	$1,672,795	$654,653
Audit-Related Fees (2)	5,000	60,060
Tax Fees (3)	800,609	494,757
All Other Fees (4)	—	29,000

Total Fees	$2,478,404	$1,238,470

All services rendered for the Company by Deloitte in 2004 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee’s Pre-Approval policy is attached to this Proxy Statement (without its appendices) as Appendix A.

(1) Audit Fees — For professional services performed by Deloitte for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. The 2004 figure also reflects Sarbanes-Oxley Section 404 attestation services in the amount of $911,357. In addition, the 2004 figure includes the issuance of Deloitte’s consent in connection with the Company’s secondary offering, in the amount of $99,030, which amount was reimbursed to the Company by the selling shareholders.

(2) Audit-Related Fees — For assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under footnote No. 1 above. This includes employee benefit and compensation plan audits and services related to the audit of the Company’s defined benefit plans.

(3) Tax Fees — For professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; tax planning and consultations; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4) All Other Fees — For other permissible work performed by Deloitte that does not meet the above category descriptions. In 2003, this included services related to the Company’s defined benefit plans.

PROPOSAL 2: THE 2005 LONG-TERM INCENTIVE PLAN

(Item No. 2 on Proxy Card)

     The Compensation Committee of the Company’s Board approved and recommended to the Board, and the Board adopted and recommends that you approve the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”). The 2005 Plan is intended to replace the Company’s 1992 Plan and no future grants will be made under that plan if the Company’s shareholders approve the 2005 Plan.

     The Board believes that the 2005 Plan will reward eligible participants by means of appropriate incentives for achieving long-range Company goals; provide incentive compensation opportunities that are competitive with those of other similar companies; further match participants’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the

Company and its affiliates through the growth in the value of the Company’s equity and enhancement of long-term shareholder return; and facilitate recruitment and retention of outstanding personnel eligible to participate in the 2005 Plan.

     The Compensation Committee reviewed the 2005 Plan and, based on that review, determined that the 2005 Plan would accomplish the goals set forth above.

     The 2005 Plan is set forth in Appendix B. A summary of its key provisions is set forth below.

     Administration. The 2005 Plan is administered by the Compensation Committee and all acts and authority of the Compensation Committee under the 2005 Plan are subject to the provisions of its charter and such other authority as may be delegated to the Compensation Committee by the Board. The Compensation Committee selects participants and, in a manner consistent with the terms of the 2005 Plan, has, among other matters, the exclusive power to make awards, to determine when and to whom the awards will be granted, the types and number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, and, subject to the terms of the 2005 Plan, to cancel or suspend awards. Subject to the terms of the 2005 Plan, the Compensation Committee will have the authority and discretion to determine the extent to which awards under the 2005 Plan will be structured to conform with the requirements applicable to performance-based compensation as described in Section 162(m) of the Code. Except to the extent prohibited by applicable law, the Compensation Committee may also allocate all or any portion of its responsibilities and powers to any of its members and may delegate all or any portion of its responsibilities to any person(s) selected by it and will have the power to revoke any allocation or delegation at any time.

     Eligibility. Participants under the 2005 Plan consist of employees, officers, non-employee Directors and consultants of the Company and any subsidiary or affiliate thereof. Eligible participants also include any individual(s) to whom an offer of employment or service has been extended. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are also eligible to receive awards under the 2005 Plan, in substitution for awards granted by that company (“Substitute Awards”).

     Term. No award will be granted under the 2005 Plan after the tenth anniversary of the effective date of the 2005 Plan, which is the date upon which the 2005 Plan is approved by the Company’s shareholders. Unless otherwise expressly provided in the 2005 Plan or in the applicable award agreement, any award may extend beyond such date and the Compensation Committee will have the authority to administer the 2005 Plan and to amend, alter, adjust, suspend, discontinue or terminate any award or to waive any conditions or rights under any award beyond such date.

     Shares Available. The maximum number of shares available under the 2005 Plan is 1,500,000, and the maximum number of shares that may be issued under the 2005 Plan as incentive stock options is 1,500,000.

     The 2005 Plan further provides that no participant receiving an award will be granted: (i) options or stock appreciation rights (“SARs”) with respect to more than 300,000 shares of common stock during any fiscal year; (ii) performance awards (denominated in shares) which could result in a participant receiving more than 100,000 shares of common stock for each fiscal or partial fiscal year of the Company contained in the performance period of a particular performance award, provided that if any other performance awards are outstanding for a participant for a given year, such share limitation will be reduced for each such year by the shares that could be received by the participant under all performance awards divided, for each such performance award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding performance award; or (iii) performance awards (denominated in cash) which could result in a participant receiving more than $1,500,000 for each full or partial fiscal year of the Company contained in the performance period of a particular performance award, provided that, if any other performance awards are outstanding for such participant for a given year, such dollar limitation will be reduced for each such year by the amount that could be received by the participant under all performance awards, divided, for each such performance award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding performance award. The foregoing limitations will be subject to the adjustments described below, but only to the extent that any such adjustment will not affect the status of: (i) any award intended to qualify as performance-based compensation under Section 162(m) of the Code or (ii) any award intended to qualify as an incentive stock option.

     If any shares covered by an award terminate, lapse or are forfeited or cancelled, or such award is otherwise settled (including a cashless exercise) without delivery of the full number of shares underlying the award, then the shares not delivered as a result thereof will be available for issuance under the 2005 Plan to the extent of any such forfeiture, termination, lapse, or cancellation, except for awards granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or combined with the Company.

     Options and SARs. The Compensation Committee may grant options and SARs to participants under the 2005 Plan. Except in the case of Substitute Awards, the purchase price will not be less than the fair market value of a share on the grant date of such option or SAR. The 2005 Plan prohibits the repricing of options without first obtaining shareholder approval for such repricing.

     The Compensation Committee may grant incentive stock options or non-qualified stock options under the 2005 Plan. Incentive stock options must comply with the requirements of Section 422 of the Code. The terms and conditions of each option will be fixed by the Compensation Committee and set forth in the applicable award agreement.

     Subject to the terms of the 2005 Plan and the applicable award agreement, any option or SAR may be exercised at any time during the period commencing with either the grant date of such option or SAR or the first date permitted under a vesting schedule established by the Compensation Committee and ending with the expiration date of the option or SAR. A participant may exercise an option or SAR for all or part of the number of shares or rights, which he/she is eligible to exercise under the terms of the option or SAR. The Compensation Committee has the discretion to determine the form(s) and method(s) by which payment of the exercise price will be made by the participant, including, without limitation, by use of cash, shares, other awards, property, or any combination of the foregoing.

     Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of the 2005 Plan, the Compensation Committee may grant restricted stock awards or restricted stock unit awards to participants under the 2005 Plan. The terms and conditions of each such award will be fixed by the Compensation Committee and set forth in the applicable award agreement. The Compensation Committee has the discretion to impose restrictions, including limitations on the right to vote shares underlying restricted stock awards or the right to receive any dividends, which restrictions may lapse separately or in combination at such time(s) as the Compensation Committee may deem appropriate.

     Stock Awards and Other Stock-Based Awards. The Compensation Committee is authorized to grant stock awards to participants, subject to such restrictions, if any, as the Compensation Committee may impose. Stock awards may be granted by the Compensation Committee in addition to, or in tandem with, other awards and in lieu of any cash compensation or fees for services to the Company as the Compensation Committee, in its discretion, may determine. Stock awards will be evidenced by an agreement or in such other manner as the Compensation Committee may determine appropriate, including, without limitation, book-entry registration or issuance of stock certificate(s).

     Subject to the terms of the 2005 Plan, the Compensation Committee may also grant to participants such other awards (including rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares as are deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan. The Compensation Committee will determine the terms and conditions of such awards and set forth such terms and conditions in an award agreement.

     Shares or other securities delivered pursuant to a purchase right hereunder will be purchased for such consideration, which may be paid by such method(s) or form(s), including cash, shares, other securities, other awards, or other property, or any combination of the foregoing, as the Compensation Committee may determine. The value of such consideration, except for Substitute Awards, will not be less than the fair market value of such shares or other securities as of the date such purchase right is granted.

     Performance Awards. The Compensation Committee may grant performance awards to participants under the 2005 Plan. The terms and conditions of each such award will be fixed by the Compensation Committee and set forth in the applicable award agreement, including the performance criteria as may be determined by the Compensation Committee.

     For awards intended to be performance-based compensation under Section 162(m) of the Code, performance awards will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures (subject to such modifications as specified by the Compensation Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt, debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

     To the extent consistent with Section 162(m) of the Code, the Compensation Committee may determine that certain adjustments will apply, in whole or in part, in such manner as determined by the Compensation Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee.

     For awards intended to be performance-based compensation under Section 162(m) of the Code, performance goal(s) relating to performance measures set forth above must be pre-established in writing (within ninety (90) days after the beginning of the performance period) by the Compensation Committee and their achievement certified in writing prior to payment of the award. In addition to establishing minimum performance goal(s) below which no compensation will be payable pursuant to a performance award, the Compensation Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goal(s) have been achieved.

     The Compensation Committee may, in its discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. The Compensation Committee may also reduce the amount of any performance award if it concludes that such reduction is necessary or appropriate based on: (i) an evaluation of such participant’s performance, (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry, (iii) the Company’s financial results and conditions, or (iv) such other factors or conditions that the Compensation Committee deems relevant; provided that the Compensation Committee will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

     Certain Adjustments. If the Compensation Committee determines that any dividends or other distributions (whether in the form of cash, shares, other securities or property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or similar corporate transaction or event affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the 2005 Plan, then the Compensation Committee will, in such manner as it deems equitable, adjust any or all of: (i) the number and type of shares (or other securities or property) which thereafter may be made subject of awards, including the individual limits described above, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

     Transferability. Except as otherwise determined by the Compensation Committee, (i) no award and no right under any award may be assignable, alienable, saleable, or transferable by a participant otherwise than by will or by the laws of descent and distribution, (ii) each award, and each right under an award, will be exercisable during the participant’s lifetime and only by the participant or, if permissible by applicable law, such person’s guardian or legal representative, and (iii) no award, and no right under any such award, may be pledged, alienated, attached or otherwise encumbered.

     Amendment, Modification and Termination. The Board may amend, suspend, discontinue or terminate the 2005 Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, termination will be made without: (i) shareholder approval if such approval is necessary to comply with tax or regulatory requirements or (ii) the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award. Notwithstanding the foregoing or any provision of the 2005 Plan to the contrary, the Compensation Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the 2005 Plan to the extent necessary: (i) to conform the provisions of the 2005 Plan with Section 409A of the Code and (ii) to enable the 2005 Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

     The Compensation Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award, prospectively or retroactively, without the consent of the participant; provided, that no such action will impair any material rights of a participant granted an award under the 2005 Plan. The Compensation Committee will also be authorized to make adjustments in terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the intended benefits.

     Federal Income Tax Consequences. The following is a brief description of the Company’s understanding of the federal income tax consequences applicable to awards that may be granted under the 2005 Plan. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences. To the extent any awards under the 2005 Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations or other guidance promulgated thereunder.

     Incentive Stock Options. The optionee pays no federal income tax upon the grant or exercise of incentive stock options. If the optionee disposes of the shares within two years after the date of the grant or one year after the date of exercise, the excess of the stock’s fair market value on the date of exercise (or, if less, the amount realized on its sale) over the option price paid at exercise will generally be taxable ordinary income to the optionee. In such a case, the Company will generally receive a deduction equal to the amount of taxable ordinary income to the optionee. If the stock is held beyond such period, any gain or loss realized upon the sale of such stock is treated as long-term capital gain or loss to the optionee and the Company will not receive a tax deduction. In addition, subject to certain exceptions for death or disability, if an incentive stock option is exercised more than three months after termination of employment, the exercise of the option will generally be treated as the exercise of a non-qualified stock option. The exercise of an incentive stock option will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

     A non-statutory stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. A deduction for federal income tax purposes will generally be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in the option shares is equal to the option price paid for such shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.

     Restricted Stock. Upon the grant of restricted stock, a participant will not recognize taxable income and the company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may elect, within 30 days after the grant of restricted stock, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the shares on the date of grant. In either event, at the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.

     Performance Awards, Restricted Stock Unit Awards, Stock Awards, and Stock Appreciation Rights. A participant who receives a performance award, restricted stock unit award or stock appreciation right will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. A participant, however, may elect, within 30 days after the grant of a performance share award, to recognize ordinary income at the time of the grant, in which event the amount of such ordinary income will be equal to the fair market value of the shares on the date of grant. Unless such election is made, when any part of an award is paid (in the case of cash) or becomes vested or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares vested/delivered to the participant pursuant to the award. A participant who receives a stock award will generally recognize ordinary income equal to the fair market value of the shares on the date of grant (less the price paid, if any, for the shares). The Company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.

     Limitations on Company’s Deductions; Consequences of Change of Control. With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s CEO and its four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the Company’s shareholders approve the 2005 Plan, the Company intends that stock options, SARs and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2005 Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such stock options, SARs and performance awards. However, with respect to compensation attributable to restricted stock, restricted stock unit awards, stock awards, other stock-based awards and performance awards (not intended to be treated as qualified performance-based compensation as defined in the Code), the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed.

     In addition, if a change of control of the Company causes vesting of awards under the 2005 Plan to accelerate or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions.

     The Board believes that the 2005 Plan is in the best interests of the Company and its shareholders and recommends a vote FOR the proposal.

PROPOSAL 3: THE 2005 MANAGEMENT INCENTIVE PLAN

(Item No. 3 on Proxy Card)

     The Compensation Committee approved and recommended to the Board, and the Board adopted and recommends that you approve the Company’s 2005 Management Incentive Plan. The 2005 Management Incentive Plan is intended to replace the Company’s existing Management Incentive Plan and it is anticipated that no future awards will be made under that plan if the Company’s shareholders approve the 2005 Management Incentive Plan.

     The Board believes that the 2005 Management Incentive Plan will provide incentives to key employees with significant responsibility for the success and growth of the Company. The 2005 Management Incentive Plan is designed to: (i) promote the attainment of the Company’s significant business objectives, (ii) encourage and reward management teamwork across the entire Company, and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

     The 2005 Management Incentive Plan is set forth in Appendix C. A summary of the key provisions is set forth below.

     Administration. The 2005 Management Incentive Plan is administered by the Compensation Committee and all acts and authority of the Compensation Committee under the 2005 Management Incentive Plan are subject to the provisions of its charter and such other authority as may be delegated to the Compensation Committee by the Board. The Compensation Committee will, among other matters, have the full authority and discretion to determine eligibility for participation in the 2005 Management Incentive Plan, make awards under the 2005 Management Incentive Plan, establish the terms and conditions of such awards (including the performance goals and performance measures to be utilized) and determine whether such performance goals applicable to any performance measures for any awards have been achieved. The Compensation Committee is authorized to interpret the 2005 Management Incentive Plan, to adopt administrative rules, regulations and guidelines for the 2005 Management Incentive Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the 2005 Management Incentive Plan or in any award under it. The Compensation Committee may, with respect to participants who are not subject to Section 162(m) of the Code, delegate such power and authority under the 2005 Management Incentive Plan to the Company’s officers, as it deems necessary or appropriate.

     The Compensation Committee will have the authority and discretion to determine the extent to which awards under the 2005 Management Incentive Plan will be structured to conform to the requirements applicable to performance-based compensation set forth in Section 162(m) of the Code and the regulations issued thereunder.

     Eligibility. Participation will be limited to officers and key employees of the Company and any subsidiary or affiliate thereof who have significant responsibility for corporate, business segment or facility-based operations and who are selected by the Compensation Committee for participation in the 2005 Management Incentive Plan.

     Incentive Compensation Awards. The Committee may, in its discretion, make cash awards to eligible participants. The amount of a participant’s award may be based on a percentage of such participant’s salary or such other methods as may be established by the Compensation Committee. Each award agreement must specify, among other matters, the terms and conditions of the award and the performance goals to be achieved. No award paid to a participant for a particular performance period may exceed $1,250,000. A performance period shall consist of the calendar year or other period of 12 months or less for which performance is being measured.

     For awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award will be conditioned upon the Company’s achievement of one or more performance goal(s) with respect to the following performance measures established by the Compensation Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt, debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

     To the extent consistent with Section 162(m) of the Code, the Committee may determine that certain adjustments will apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee.

     No later than ninety (90) days after the beginning of an applicable performance period, the Compensation Committee will establish in writing the performance goals, performance measures and the method(s) for computing the amount of compensation which will be payable under the 2005 Management Incentive Plan to each participant if the performance goals established by the Compensation Committee are attained; provided, that for a performance period of less than one year, the Compensation Committee will take any action prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation will be paid with respect to an award, the Compensation Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

     The Compensation Committee, in its discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions and conditions may include, among other matters, the receipt by a participant of a specified annual performance rating, the continued employment by the participant and/or the achievement of specified performance goals by the Company, business unit or participant. The Compensation Committee may, in its discretion, also reduce the amount of any award if it concludes that such reduction is necessary or appropriate based on: (i) an evaluation of the participant’s performance, (ii) comparisons with compensation received by similarly situated persons working within the Company’s industry, (iii) the Company’s financial results and conditions, or (iv) such other factors or conditions that the Compensation Committee deems relevant. The Committee may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

     Payment. Payment on the awards will be made as promptly as practicable (but in no event later than two and one-half months after the close of the fiscal year) after the Company’s certified public accountants have completed their examination of the Company’s year-end consolidated financial statements and the Compensation Committee has certified in writing the extent to which the applicable performance goals and other material terms have been achieved.

     Unless otherwise determined by the Compensation Committee, participants who have terminated employment with the Company prior to the end of the performance period for any reason other than death, retirement, or total and permanent disability, will forfeit all rights to payment under any awards then outstanding under the 2005 Management Incentive Plan and will not be entitled to any cash payment for such period.

     Unless otherwise determined by the Compensation Committee, if a participant’s employment with the Company terminates during a performance period by reason of death, retirement or total and permanent disability, the participant’s award will be pro-rated to reflect the period of service prior to his/her death, retirement or total or permanent disability, as the case may be, subject to the Compensation Committee’s certification that the applicable performance goals and performance measures have been met.

     Transferability. A participant’s rights under the 2005 Management Incentive Plan may not be assigned, pledged or otherwise transferred except, in the event of the participant’s death, to the participant’s designated beneficiary or by the laws of descent and distribution.

     Amendment and Termination. Although the Company intends for the 2005 Management Incentive Plan to continue in force from year to year, the Company reserves the right by action of the Board or the Compensation Committee to amend, modify or terminate the 2005 Management Incentive Plan, at any time; provided, that no such amendment, modification or termination will, without the participant’s consent, materially adversely affect the rights of such participant to any payment that has been determined by the Compensation Committee to be due and owing to the participant under the 2005 Management Incentive Plan, but not yet paid. Notwithstanding the foregoing or any provision of the 2005 Management Incentive Plan to the contrary, the Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the 2005 Management Incentive Plan to the extent necessary to conform the provisions of the 2005 Management Incentive Plan with Section 409A of the Code.

     Federal Income Tax Consequences. When any part of an award is paid in cash to a participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid. The Company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

     Limitations on Company’s Deductions; Consequences of Change of Control. With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s CEO and its four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the Company’s shareholders approve the 2005 Management Incentive Plan, the Company intends that performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2005 Management Incentive Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to the payment of such awards. However, with respect to awards that are not intended to be treated as qualified performance-based compensation as defined in the Code, the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed.

     The Board believes that the 2005 Management Incentive Plan is in the best interests of the Company and its shareholders and recommends a vote FOR the proposal.

ANNUAL REPORT ON FORM 10-K/A

Copies of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 as filed with the SEC are being mailed to shareholders with this Proxy Statement. A shareholder may obtain a copy of the Annual Report without charge by writing to: Investor Relations, P. H. Glatfelter Company, 96 South George Street, Suite 500, York, PA 17401.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company is permitted by SEC regulations to deliver a single Annual Report or Proxy Statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. The Company will continue to include a separate proxy card for each registered shareholder account.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Investor Relations, P. H. Glatfelter Company, 96 South George Street, Suite 500, York, PA 17401, or call us at (717) 225-2724, if the shareholder (i) wishes to receive a separate copy of an Annual Report or Proxy Statement for this Meeting; (ii) would like to receive separate copies of those materials for future meetings; or (iii) is sharing an address and wishes to request delivery of a single copy of Annual Reports or Proxy Statements if the shareholder is now receiving multiple copies of Annual Reports or Proxy Statements.

/s/ Jennifer C. Deitchman

Jennifer C. Deitchman
Assistant Secretary

March 30, 2005

Appendix A

P. H. GLATFELTER COMPANY
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit and Non-Audit Services Pre-Approval Policy

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the Act) and the corporate governance provisions of the New York Stock Exchange, the Audit Committee of the Board of Directors (the Committee) is responsible for the appointment, compensation and oversight of the work of the independent auditors for P. H. Glatfelter Company (the Company). As part of this responsibility, the Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the performance of non-audit related services by the independent auditors does not impair the auditors’ independence from the Company. To implement these provisions of the Act, and the related rules promulgated by the Securities and Exchange Commission (the SEC), the Committee has adopted this Audit and Non-Audit Services Pre-Approval Policy (the Policy) to set forth the procedures and the conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditors are Pre-Approved by the Committee.

II. Responsibility of Audit Committee; Delegation

The Committee, or, in the event it delegates its authority to one or more of its members as stated below, its designee, shall pre-approve the provision of all audit and non-audit services provided to the Company by any independent auditing firm engaged to perform the external audit of the Company’s financial statements (Pre-Approval). The Committee may delegate its Pre-Approval authority to one or more of its members. Any such delegation shall be in writing and shall continue in effect until the earlier of: (1) termination of such delegation in writing by the Committee; (2) resignation or removal of the member from the Committee or the Board; or (3) expiration of the term of the delegated member if such member is not re-elected to the Board and appointed to the Committee. The member(s) to whom such authority is delegated must report any Pre-Approval decisions made to the Committee at its next scheduled meeting.

Any Pre-Approval actions may be taken at any meeting of the Committee, by Unanimous Written Consent of the Committee, or by action in writing if Pre-Approval is provided by the Committee’s designee.

The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

III. Pre-Approval

A. Generally

The Committee, or its designee, may provide Pre-Approval for specific services within a designated Category (as defined below) to be provided by the independent auditors to the Company and/or, as applicable, its subsidiaries. A request for Pre-Approval will be considered as long as:

(1)	the particular services to be provided fall within the categories described below in Section V of this Policy (each, a Category);

(2)	each specific service falling within a Category for which Pre-Approval is sought is specifically identified (the Pre-Approved Services);

(3)	the Pre-Approval does not result in delegation of the Committee’s responsibility to management;

(4)	the engagement letter executed by the Company to document the engagement of the independent auditors to provide the Pre-Approved Services is consistent with the Pre-Approval provided;

(5)	the time period in which the Pre-Approved Services will be provided is established; and

(6)	an approved fee expenditure for each specific service is established.

B. De Minimus Exception to Pre-Approval Requirement

In its performance of its responsibilities under this Policy, prior approval of certain non-audit services is not required by the Committee if: (1) such services involve an aggregate amount of no more than 5% of the amounts paid by the Company to the auditors during the fiscal year in which such non-audit services are provided; (2) such non-audit services were not identified by the Company to be non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of and approved by the Committee prior to completion of the audit for such fiscal year.

C. Prohibited Services

Notwithstanding any other provision of this Policy, the Committee shall not approve the performance of the following prohibited services by the independent auditors to the Company:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Company;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services; and

(9)	expert services unrelated to the audit.

provided, that, in accordance with SEC rules, the services listed in (1) through (5) above are not prohibited if the Committee concludes, in its reasonable judgment, that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements. This conclusion must overcome the presumption that such prohibited services will be subject to audit procedures.

IV. Considerations by the Audit Committee

For all Pre-Approval activities, the Committee or its designee will consider whether: (1) such services are consistent with the SEC’s rules on auditor independence; (2) the independent auditor is best positioned to provide the most effective and efficient service, for reasons including its familiarity with the Company’s business, management, culture, accounting systems, risk profile and other factors; and/or (3) the services might enhance the Company’s ability to manage or control risk or improve audit quality.

The Committee will also consider the relationship between fees paid to the independent auditors for audit and for non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-Related and Tax Services and the total amount of fees for certain permissible non-audit services classified as All Other Services.

V. Categories of Services Subject to Pre-Approval

This Section of the Policy describes the Audit, Audit-Related, Tax Services and All Other Services to be submitted to the Committee for Pre-Approval.

A. Audit Services

The Committee must pre-approve the engagement of the independent auditors to perform the annual external audit of the Company’s financial statements (Audit Services). Pre-Approval of Audit Services includes approval for the specific services identified in the request that only the independent auditors reasonably can provide for the fiscal year for which such Pre-Approval is sought, which services may include some or all of the specific services listed on Appendix A attached to this Policy.

Any request for Pre-Approval of Audit Services will include a fee approval for the Audit Services requested.

B. Audit-Related Services

“Audit-Related Services” are defined as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditors. Management shall request Pre-Approval only for those Audit-Related Services it reasonably believes will be required for the fiscal year for which such Pre-Approval is sought. The type of Audit-Related Services for which Pre-Approval may be sought includes, but is not limited to, the specific services identified on Appendix B attached to this Policy. Any request for Pre-Approval of Audit-Related Services will include a fee approval for each type of Audit-Related Services requested.

C. Tax Services

The Committee believes that, in accordance with the rules promulgated by the SEC under the Act, the independent auditors can provide specifically approved tax compliance, tax planning and tax valuation services to the Company (Tax Services) without impairing the auditors’ independence. The Committee may consult with outside counsel to determine that the tax planning and reporting positions are consistent with this Policy.

The type of Tax Services for which Pre-Approval may be subject includes, but is not limited to, the specific services identified on Appendix C attached to the Policy. In each Pre-Approval request for Tax Services, the specific services, i.e., tax compliance, tax planning and tax valuation services will be identified separately and with as much specificity as possible, e.g., whether federal, state, local or international services are being approved for tax compliance or tax planning services, and which Company entities and periods are covered by the approval sought. The use of any Tax Services related to large and/or complex transactions must be specifically Pre-Approved by the Committee. In addition, the use of the independent auditors to provide any services to any executive officer or Director of the Company, in his or her individual capacity, where such services are paid for by the Company, must be specifically Pre-Approved by the Committee.

Any request for Pre-Approval of Tax Services will include a fee approval for each type of Tax Services requested.

D. All Other Services

The Committee must specifically approve all other permissible non-audit services (All Other Services) to be provided by the independent auditors. The Committee must believe that such services are routine and recurring services that are generally of the type customarily provided by an issuer’s independent auditing firm, would not impair the independence of the Company’s independent auditors and are consistent with the SEC’s rules on auditor independence. Examples of such All Other Services for which Pre-Approval can be separately sought include: (1) risk management advisory services; (2) treasury advisory services; and (3) corporate or structured finance advisory services. Any request for Pre-Approval of All Other Services will specifically identify the Service and include a fee approval for each type of All Other Services requested, all in accordance with Appendix D to this Policy.

VI. Pre-Approval Procedures

Management will submit to the Committee, or its designee, a request for Pre-Approval of Audit Services, Audit-Related Services, Tax Services and/or All Other Services using the applicable form of Appendix to this Policy as a guide. Such request will include as much specificity and detail as is reasonable to enable the Committee to satisfy its responsibilities. The Committee must provide Pre-Approval for specific services in any given Category. The Committee may consult with counsel to the Company, independent counsel and/or the independent auditor in connection with its Pre-Approval determinations.

The fee levels approved by the Committee for each Pre-Approved Service may be allocated by management only to fees associated with either the specific service or the range of services for which such Pre-Approval is received. For example, if the Committee provides Pre-Approval for both tax planning and tax compliance services in a given fiscal year, no portion of the fee approved for tax planning can be applied to cover any fees approved for tax compliance. It shall be the responsibility of management to monitor the provision of services by the independent auditors and the fees associated with such services.

All requests or applications for services by the independent auditors will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered, including detailed back-up documentation from the independent auditors, which will be provided to the Committee, regarding the specific services to be provided. The Chief Financial Officer will determine whether such services are included within the list of services for which Pre-Approval may be provided under this Policy.

The Committee designates the Controller or, if that position is vacant, the Chief Financial Officer to monitor the performance of all Pre-Approved Services provided by the independent auditors and to determine whether such services are in compliance with the Pre-Approvals given in accordance with this Policy. Such individual will report the results of such monitoring activities to the Committee on a periodic basis.

The Committee shall review the adequacy of this Policy at least annually and shall approve and adopt any amendment to this Policy.

Appendix B

P. H. GLATFELTER COMPANY

2005 LONG-TERM INCENTIVE PLAN

     1. PURPOSE. The 2005 Long-Term Incentive Plan (the “Plan”) has been established by P. H. Glatfelter Company (the “Company”) to: reward Eligible Individuals by means of appropriate incentives for achieving long-range Company goals; provide incentive compensation opportunities that are competitive with those of other similar companies; further match Eligible Individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term shareholder return; and facilitate recruitment and retention of outstanding personnel eligible to participate in the plan.

     2. DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

          “Affiliate” means: (i) any Subsidiary of the Company; (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.

          “Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

          “Award” means any Option, SAR, award of Restricted Stock or Restricted Stock Units, Stock Award, Other Stock-Based Award, or Performance Award granted under the Plan.

          “Board” or “Board of Directors” means the board of Directors of the Company.

          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

          “Committee” means the Compensation Committee of the Board of Directors, or any successor committee thereto, or such other committee of the Board of Directors as is appointed or designated by the Board to administer the Plan.

          “Covered Person” means an individual who is determined by the Committee to be a “covered employee” as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed.

          “Eligible Individual” means any full-time or part-time employee, officer, non-employee Director or consultant of the Company or an Affiliate. Eligible Individual shall also include any individual or individuals to whom an offer of employment or service has been extended.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” means, as of any date and unless otherwise determined by the Committee, the value of the Shares determined as follows:

(i) If the Shares are listed on any established stock exchange, system or market, its Fair Market Value shall be the average of the highest and lowest sale prices for the Shares as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and

(ii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

          “Incentive Stock Option” means an option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.

          “Non-Qualified Stock Option” means an option granted under Section 6 that is not an Incentive Stock Option.

          “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

          “Other Stock-Based Award” means any right granted under Section 8.

          “Participant” means any Eligible Individual to whom an Award has been made.

          “Performance Award” means an Award to a Participant under Section 9, which award may be denominated in cash or Shares.

          “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Plan” means this 2005 Long-Term Incentive Plan and in effect from time to time.

          “Restricted Stock” means a grant of Shares pursuant to Section 7.

          “Restricted Stock Unit” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which unit represents a right to receive a Share (or the value of a Share) upon the terms and conditions set forth in the Plan and the applicable Agreement.

          “Retirement” means retirement of an employee: (i) as defined under any retirement plan of the Company or any Affiliate which is qualified under Section 401 of the Code; or (ii) as determined by the Committee.

          “SAR” means a stock appreciation right, which is the right to receive a payment in cash or Shares equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of grant of the right to the date of its payment.

          “Share” means a share of Stock.

          “Stock” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.

          “Stock Award” means a grant of Shares pursuant to Section 8.

          “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of Directors, or other governing group having functions similar to a board of Directors, as determined by the Committee.

          “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

          “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

          “Total and Permanent Disability” means: (i) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

     3. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.

     (a) The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

     (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions to conform to such requirements.

     (c) The Committee shall have the power to approve forms of Agreement for use under the Plan.

     (d) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (e) The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

     (f) The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

     (g) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Committee.

     (h) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all interested parties.

     (i) The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and act in such form and detail as the Committee may decide.

     (j) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

     (k) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Eligible Individual’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     (l) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the

     Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

     (m) Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

     (n) Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

     4. SHARES AVAILABLE FOR AWARDS.

     (a) The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 1,500,000, and the maximum number of Shares that may be issued under the Plan as Incentive Stock Options is 1,500,000. No Participant receiving an Award shall be granted: (i) Options or SARs with respect to more than 300,000 Shares during any fiscal year; (ii) Performance Awards (denominated in Shares) which could result in such Participant receiving more than 100,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award, provided, however, that, if any other such Performance Awards are outstanding for the Participant for a given year, such Share limitation shall be reduced for each such year by the Shares that could be received by the Participant under all such Performance Awards, divided, for each such Performance Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Performance Award; or (iii) Performance Awards (denominated in cash) which could result in such Participant receiving more than $1,500,000.00 for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award, provided, however, that, if any other such Performance Awards are outstanding for such Participant for a given year, such dollar limitation shall be reduced for each such year by the amount that could be received by the Participant under all such Performance Awards, divided, for each such Performance Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Performance Award. The foregoing limitations shall be subject to adjustment as provided in this Section 4, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; or (ii) any Award intended to qualify as an Incentive Stock Option.

     (b) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

     (c) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan.

     (d) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.

     (e) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax-withholding obligations or otherwise under the Plan shall be added to and shall increase the number of Shares available for purposes of the Plan.

     (f) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property)

which thereafter may be made the subject of Awards, including without limitation the individual limits set forth in Sections 4(a); (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number.

     5. ELIGIBILITY. All Eligible Individuals are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

     6. OPTIONS AND SARS. The Committee is hereby authorized to grant Options and SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

     (a) The purchase price per Share under an Option or SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. The Committee shall not have the authority to reprice options without first obtaining shareholder approval for such repricing.

     (b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. The Agreement shall contain the terms of the Awards, including, but not limited to: (i) the number of Shares that may be issued upon exercise of an Option or number of SARs subject to an Award; (ii) the exercise price of each Option or SAR; (iii) the term of the Option or SAR; (iv) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined by the Committee; (v) any restrictions on transfer of the Option or SAR and forfeiture provisions; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

     (c) Subject to the terms of the Plan and the related Agreement, any Option or SAR may be exercised at any time during the period commencing with either the date that Option or SAR is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option or SAR. A Participant may exercise his Option or SAR for all or part of the number of Shares or rights which he is eligible to exercise under terms of the Option or SAR. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of an Option, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Eligible Individuals.

     (a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Such Awards shall be evidenced by an Agreement containing the terms of the Awards, including, but not limited to: (i) the number of Shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the Shares of Restricted Stock or Restricted Stock Units and the means of payment for the Shares of Restricted Stock or Restricted Stock Units; (iii) the performance criteria, if any, and level of achievement in relation to the criteria that shall determine the number of Shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

     (b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

     8. STOCK AWARDS AND OTHER STOCK-BASED AWARDS.

     (a) Stock Awards. The Committee is hereby authorized to grant Stock Awards to Eligible Individuals. Stock Awards granted under this Section 8 shall be subject to such restrictions, if any, as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Stock Awards or the right to receive any dividend, other right or property), but may be issued without a risk of forfeiture and without any restrictions. Stock Awards may be issued by the Committee in addition to, or in tandem with, other Awards granted under this Plan, and may be issued in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, shall determine or authorize. Stock Awards shall be evidenced by an Agreement or in such other manner as the Committee may deem necessary or appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Stock Award, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions, if any, applicable to such Shares.

     (b) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards and set forth such terms and conditions in an Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     9. PERFORMANCE AWARDS.

     (a) The Committee is hereby authorized to grant Performance Awards to Eligible Individuals. Unless otherwise determined by the Committee, such Awards shall be evidenced by an Agreement containing the terms of such Awards, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Committee, in each case, not inconsistent with this Plan.

     (b) For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goal(s) relating to one or more of the following performance measures established within 90 days after the beginning of the performance period as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt, debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the affect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

     (c) For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goal(s) relating to the performance measures set forth above shall be preestablished by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. In addition to establishing minimum performance goal(s) below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goal(s) have been achieved.

     (d) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

     10. DURATION. The Plan shall be effective upon approval of the Plan by the shareholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

     11. AMENDMENT, MODIFICATION AND TERMINATION.

     (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary: (i) to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

     (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

     (c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

     (d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (e) In connection with an event described in Section 4(f) or such other events as determined by the Committee and set forth in an Award Agreement, the Committee may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price, if any, that would have been payable therefor; or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

     12. MISCELLANEOUS.

     (a) Nothing in the Plan or in any Agreement shall confer upon any Eligible Individual who is a Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

     (b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     (c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.

     (d) Except as the Committee may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

     (e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(j) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

     (g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.

     (h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Pennsylvania, without giving effect to its conflict of law provisions.

     (i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

Appendix C

P. H. GLATFELTER COMPANY

2005 MANAGEMENT INCENTIVE PLAN

1. Purpose of the Plan

     The purpose of the Management Incentive Plan (hereinafter called the “Plan”) is to advance the interests of the P. H. Glatfelter Company and its shareholders by providing incentives to key employees with significant responsibility for the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

2. Definitions

For the purpose of the Plan, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(c) “Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside Directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(d) “Company” means P. H. Glatfelter Company and any subsidiary entity or affiliate thereof.

(e) “Participant” means any person who has satisfied the eligibility requirements set forth in Paragraph 4 and who has been selected to participate in the Plan by the Committee.

(f) “Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(g) “Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareowners for the applicable year.

(h) “Performance Period” means, in relation to any award, the calendar year or other period of 12 months or less for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.

(i) “Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

(j) “Retirement” means retirement of an employee: (1) as defined under any retirement plan of the Company which is qualified under Section 401 of the Code; or (2) as determined by the Committee.

     3. Administration of the Plan

     (a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants who are not subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

     (b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

     (c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

     (d) Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4. Participation in the Plan

     Participation in the Plan is limited to officers and key employees of the Company who have significant responsibility for corporate, business segment or facility-based operations and who are selected by the Committee for participation in the Plan. Nothing herein contained shall be construed as giving any employee the right to participate in the Plan.

5. Incentive Compensation Awards

     (a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. In no event may an award paid under the Plan to any Participant for any Performance Period exceed USD $1,250,000.

     (b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

     (c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6. Payment of Individual Incentive Awards

     (a) Awards shall be paid as promptly as practicable (but in no event later than 2 1/2 months after the close of the fiscal year) after the Company’s certified public accountants have completed their examination of the Company’s year-end consolidated financial statements and the Committee has certified in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

     (b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the end of a Performance Period for any reason other than death, Retirement or Total and Permanent Disability, shall forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. Unless otherwise determined by the Committee, if a Participant’s employment with the Company should terminate during a Performance Period by reason of death, Retirement or Total and Permanent Disability, the Participant’s award shall be prorated to reflect the period of service prior to his/her death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant’s estate, subject to the Committee’s certification that the applicable Performance Goals and Performance Measures have been met.

     (c) The Committee shall determine whether, to what extent, and under what circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Committee.

7. Amendment or Termination of the Plan

     While the Company intends that the Plan shall continue in force from year to year, the Company reserves the right by action of its Board of Directors, or the Committee, to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid.

     Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.

8. Rights Not Transferable

     A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

9. Funding

     The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10. Withholdings

     The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

11. No Employment or Service Rights

     Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment for any reason.

12. Other Compensation Plans

     Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation.

13. Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

14. Effective Date

     The Plan shall become effective immediately upon the approval and adoption thereof by the Board; provided, however, that no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be payable prior to approval of the Plan’s material terms by the Company’s shareholders.

Please mark your votes as in this example.	☑	THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSALS 1, 2 AND 3	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		VOTE FOR all nominees listed at right, except as indicated below	VOTE WITHHELD for all nominees	Term expiring in 2008
1.	Election of Directors	☐	☐	01 Nicholas DeBenedictis 02 J. Robert Hall

To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

		FOR	AGAINST	ABSTAIN
2.	Approval of Company’s proposed 2005 Long-Term Incentive Plan, as described in summary in the accompanying Proxy Statement and included as Appendix B to the Proxy Statement.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

3.	Approval of Company’s proposed 2005 Management Incentive Plan, as described in summary in the accompanying Proxy Statement and included as Appendix C to the Proxy Statement.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

RSVP: We request that you advise us of your intention to attend the annual meeting in person so that we can make arrangements for suitable accommodations. (Your failure to advise us of your intentions will not prevent you from attending the meeting in person.)

I will attend in person ☐

Signature	Date	Signature		Date

IF HELD JOINTLY
Note: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing

▲ FOLD AND DETACH HERE ▲

PROXY

P. H. GLATFELTER COMPANY
YORK, PENNSYLVANIA

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 2005, 10:00 A. M.

     The undersigned shareholder of P. H. Glatfelter Company hereby appoints Kathleen A. Dahlberg and Richard C. III, each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the York Expo Center, 334 Carlisle Avenue, York, Pennsylvania in the White Rose Room, on Wednesday, April 27, 2005, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

     It is agreed that unless otherwise marked or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of the directors listed in Proposal 1, FOR the approval of the 2005 Long-Term Incentive Plan in Proposal 2 and FOR the approval of the 2005 Management Incentive Plan in Proposal 3.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▼ FOLD AND DETACH HERE ▼

Driving Instructions
to the
York Expo Center, 334 Carlisle Avenue, York, Pennsylvania

From the South:
Take I-83 North to Exit 15 (Old Exit 5) S. George Street — Business 83. Turn left at first traffic light. Follow Country Club Road to Richland Avenue to Market Street. Turn left on Market Street to York Fair Grounds.

Form the North:
Take I-83 to Exit 22 (Old Exit 10) N. George Street. At first traffic light, take Route 30 West to Carlisle Avenue (Rte. 74) exit. Turn left on Carlisle Avenue to York Fair Grounds.

From the East:
Take Route 30 West to Carlisle Avenue (Rte. 74) exit. Turn left on Carlisle Avenue to York Fair Grounds.

From the West:
Take Route 462 (W. Market Street) from Route 30. Follow Market Street to Highland Avenue. Turn left on Highland Avenue and continue to Dannister. Turn right to Carlisle Avenue. Turn right to York Fair Grounds.